UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[ ]   Definitive Proxy Statement.

[ ]   Definitive Additional Materials.

[ ]   Soliciting Materials Pursuant to ss.240.14a-12.

                                 SIX FLAGS, INC.

                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

                            ------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                                 SIX FLAGS, INC.
                                  1540 Broadway
                               New York, NY 10036


                                                                  April 21, 2006


Dear Fellow Stockholder:

   You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Six Flags, Inc. (the "Company"), which will be held on May 25, 2006, at 9:00 a.m., E.D.T. at The Waldorf=Astoria, located at 301 Park Avenue, New York, New York, 10022.

   At the annual meeting, you will be asked to consider and vote upon the election of nine directors, to ratify the appointment of KPMG LLP as our independent registered public accounting firm, to ratify the reimbursement of certain expenses incurred by Red Zone LLC in connection with its consent solicitation, to approve the adoption of the Company's 2006 Stock Option and Incentive Plan, to approve the adoption of the Company's 2006 Employee Stock Purchase Plan and to amend the Company's By-Laws to permit the Board of Directors to fill vacancies.

   Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.

   We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

   A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005, is being provided to each of the Company's stockholders with this Proxy Statement. Additional copies may be obtained by writing to Six Flags, Inc., 1540 Broadway, New York, NY 10036, Attention: Secretary.

   On behalf of the officers, directors and employees of Six Flags, Inc., we would like to express the Company's appreciation for your continued support.

                                   Sincerely,


                                   Daniel M. Snyder
                                   Chairman of the Board



                                   Mark Shapiro
                                   President and Chief Executive Officer

                                 SIX FLAGS, INC.
                                  1540 Broadway
                               New York, NY 10036

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2006

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Six Flags, Inc. (the "Company") will be held at The Waldorf=Astoria, located at 301 Park Avenue, New York, New York, 10022, on Thursday, May 25, 2006, at 9:00 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy Statement:

      1. To elect nine directors to serve for the ensuing year and until their respective successors are elected and qualified;

      2. To ratify the selection by the Audit Committee of the Company's Board of Directors of KPMG LLP as independent public accountants of the Company for the year ending December 31, 2006;

      3. To ratify the reimbursement of certain expenses incurred by Red Zone LLC in connection with its successful consent solicitation;

      4. To approve the adoption of the Company's 2006 Stock Option and Incentive Plan;

      5. To approve the adoption of the Company's 2006 Employee Stock Purchase Plan;

      6. To approve an amendment to the Company's By-Laws to permit vacancies on our Board of Directors to be filled by either the remaining members of the Board of Directors or stockholders; and

      7. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

   The Board of Directors has fixed the close of business on April 5, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

   Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy by marking, signing, dating and returning the enclosed proxy card in the pre-addressed envelope provided (to which no postage need be affixed if mailed in the United States). The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof.

                                        BY ORDER OF THE BOARD
                                        OF DIRECTORS,


                                        Walter S. Hawrylak
                                        Secretary

Dated:  April 21, 2006
New York, New York

                                TABLE OF CONTENTS

VOTING SECURITIES............................................................2
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS.................3
CORPORATE GOVERNANCE.........................................................6
PROPOSAL 1:  ELECTION OF DIRECTORS..........................................12
AUDIT COMMITTEE REPORT......................................................15
EXECUTIVE COMPENSATION......................................................17
   Summary Compensation Table...............................................17
   Option Grants in Last Fiscal Year........................................19
   Aggregated Option Exercises in Last Fiscal Year and Year-End Option
     Values.................................................................19
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...............26
PERFORMANCE GRAPH...........................................................29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................31
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT...........................31
PROPOSAL 2:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.................32
PROPOSAL 3:  RATIFICATION OF REIMBURSEMENT OF EXPENSES......................33
PROPOSAL 4:  APPROVAL OF THE 2006 STOCK OPTION AND INCENTIVE PLAN...........35
PROPOSAL 5:  APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN.......................42
PROPOSAL 6:  AMENDMENT TO BY-LAWS TO PERMIT VACANCIES ON OUR BOARD OF
   DIRECTORS TO BE FILLED BY EITHER THE REMAINING BOARD MEMBERS OR
   STOCKHOLDERS.............................................................44
2007 STOCKHOLDER PROPOSALS..................................................46
OTHER MATTERS...............................................................46
SOLICITATION OF PROXIES.....................................................46

                                 SIX FLAGS, INC.
                                  1540 Broadway
                               New York, NY 10036

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2006

   This Proxy Statement and the accompanying proxy card are being furnished to holders of common stock (the "stockholders") of SIX FLAGS, INC. (the "Company" or "we" or "us") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Waldorf=Astoria, located at 301 Park Avenue, New York, New York, 10022, on Thursday, May 25, 2006, at 9:00 a.m., E.D.T., and at any and all adjournments thereof.

   In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the other proposals, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

   If no direction is given on a proxy with respect to a proposal, your shares will be voted FOR the election of directors named in Proposal 1, FOR the approval of Proposal 2 (ratification of independent public accountants for the year ending December 31, 2006), FOR the approval of Proposal 3 (ratification of the reimbursement of certain expenses incurred by Red Zone LLC), FOR the approval of Proposal 4 (adoption of the 2006 Stock Option and Incentive Plan), FOR the approval of Proposal 5 (adoption of the 2006 Employee Stock Purchase
Plan) and FOR the approval of Proposal 6 (approval of amendment to By-Laws). Your proxy may be revoked at any time prior to being voted by: (i) delivering written notice of such revocation to the Secretary of the Company at the above address, (ii) submitting a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person.

   On or about April 21, 2006, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 2005, including financial statements, are being mailed to each stockholder of record at the close of business on April 5, 2006 (the "Record Date").

   Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                                VOTING SECURITIES

   The Board of Directors has fixed the close of business on April 5, 2006 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of that date, the Company had issued and outstanding 94,221,461 shares of common stock, the Company's only class of outstanding securities entitled to vote at the Annual Meeting. Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on the Record Date.

   A majority of all of the outstanding shares of common stock constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the election of directors and for each of the other proposals.

   Neither abstention votes nor any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Under New York Stock Exchange Rules, the proposals to elect Directors, to approve the appointment of independent auditors, to ratify the reimbursement of certain expenses and to approve the by-law amendment are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the meeting. Brokerage firms may not vote in their discretion on the proposals to adopt the 2006 Stock Option and Incentive Plan or the employee stock purchase plan as these proposals are "nondiscretionary" items. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

                          STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS

   The following table sets forth certain information as of April 5, 2006 (except as noted below) as to common stock beneficially owned by (a) each of the Company's current directors and nominees to serve as directors, (b) each of the executive officers named in the "Summary Compensation Table," (c) all current directors and executive officers of the Company as a group and (d) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding common stock.

                                                Number of Shares   Percentage
    Name and Address of Beneficial Owner       Beneficially Owned  of Class (1)
-------------------------------------------   ------------------- --------------
Daniel M. Snyder (2)                               11,041,300        11.7%
Mark Shapiro (3)                                      345,000            *
James F. Dannhauser (4)                               919,545            *
Brian A. Jenkins (5)                                   94,000            *
John E. Bement, Jr. (6)                               120,000            *
James M. Coughlin (7)                                  35,000            *
Kieran Burke (8)                                            0            0
Charles Elliott Andrews (9)                             4,000            *
Mark Jennings (10)                                      4,000            *
Jack Kemp (11)                                          5,000            *
Robert J. McGuire (12)                                 24,000            *
Dwight C. Schar (13)                                    4,000            *
Harvey Weinstein (14)                                   4,000            *
Perry Rogers (15)                                       4,000            *
FMR Corp.(16)                                      15,486,525        14.8%
  82 Devonshire Street
  Boston, Massachusetts 02109
Red Zone LLC (17)                                  10,921,300        11.6%
  Daniel M. Snyder
  21300 Redskin Park Drive
  Ashburn, Virginia 20147
Cascade Investment, L.L.C.(18)                     10,810,120        11.4%
  William H. Gates III
  2365 Carillon Point
  Kirkland, Washington 98033

                                                Number of Shares   Percentage
    Name and Address of Beneficial Owner       Beneficially Owned  of Class (1)
-------------------------------------------   ------------------- --------------
Wallace R. Weitz & Company (19)                    9,840,000         10.4%
  1125 South 103rd Street, Suite 600
  Omaha, Nebraska 68124-6008
Citigroup, Inc. (20)                               8,814,876          9.4%
  399 Park Avenue
  New York, New York 10043
Highbridge GP, Ltd. (21)                           8,819,073          8.8%
  Harmonic Fund Services
  Cayman Financial Centre, Tower C
  36 Dr. Roy's Drive
  George Town, Grand Cayman
  Cayman Islands, British West Indies
Dimensional Fund Advisors, Inc. (22)               8,110,535          8.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Jana Partners LLC (23)                             6,930,500          7.4%
  201 Post Street, Suite 1000
  San Francisco, California 94108
Diaco Investments, L.P. (24)                       6,821,000          7.2%
  1271 Avenue of the Americas, 48th Floor
  New York, New York 10020
Barclays Global Investors, NA (25)                 5,426,292          5.8%
  45 Fremont Street
  San Francisco, California 94105
All directors and executive officers as a group   12,525,800         13.2%
  (25 persons) (26)

* Less than one percent.

(1) Ownership percentages are based on 94,221,461 shares of common stock outstanding as of April 5, 2006. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable on or before June 4, 2006.

(2) Includes (i) 10,921,300 shares of common stock beneficially owned by Red Zone LLC, a Delaware limited liability company, of which Daniel M. Snyder is the managing member and holder of a controlling interest and (ii) 120,000 shares of common stock underlying options exercisable within 60 days.

(3) Includes 250,000 shares of restricted stock and 95,000 shares of common stock underlying options exercisable within 60 days.

(4) Consists of 524,545 shares of common stock and 395,000 shares of common stock underlying options exercisable within 60 days. Includes 25,000 shares of common stock and 75,000 options issued as of April 1, 2006 under Mr. Dannhauser's Amendment to Employment Agreement. Mr. Dannhauser resigned as Chief Financial Officer, effective April 1, 2006.

(5) Represents 94,000 shares of common stock underlying options exercisable within 60 days.

(6) Represents 120,000 shares of common stock underlying options exercisable within 60 days.

(7) Represents 35,000 shares of common stock underlying options exercisable within 60 days.

(8) Mr. Burke resigned as Chief Executive Officer and President, effective December 13, 2005.

(9) Represents 4,000 shares of common stock underlying options exercisable within 60 days.

(10) Represents 4,000 shares of common stock underlying options exercisable within 60 days.

(11) Represents 5,000 shares of common stock underlying options exercisable within 60 days.

(12) Represents 24,000 shares of common stock underlying options exercisable within 60 days.

(13) Represents 4,000 shares of common stock underlying options exercisable within 60 days.

(14) Represents 4,000 shares of common stock underlying options exercisable within 60 days.

(15) Represents 4,000 shares of common stock underlying options exercisable within 60 days.

(16) Represents 15,486,525 shares of common stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser. The number of shares of common stock shown includes 2,646,972 shares of common stock into which 2,207,650 shares of the Company's PIERS held by Fidelity on December 2005 are convertible. Also includes 7,559,053 shares of common stock into which $48,000,000 principal amount of the Company's 4 1/2% Senior Convertible Notes due 2015 held by Fidelity on December 31, 2005 are convertible. Edward C. Johnson, Chairman of FMR Corp. and members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Information is shown as of December 31, 2005 and has been derived from Amendment No. 7 to Schedule 13G, filed on February 14, 2006.

(17) Represents shares of common stock beneficially owned by Red Zone LLC, a Delaware limited liability company, of which Daniel M. Snyder is the managing member and holder of a controlling interest. Information is shown as of November 29, 2005 and has been obtained from Amendment No. 10 to
     Schedule 13D, filed on December 1, 2005.

(18) Represents shares of common stock beneficially owned by Cascade Investment L.L.C. ("Cascade"), of which William H. Gates III is the sole member. The number of shares of common stock shown includes 599,520 shares of Common Stock into which 500,000 shares of the Company's PIERS held by Cascade are convertible. Information is shown as of August 27, 2004 and has been derived from Schedule 13D, filed on August 31, 2004.

(19) Represents shares of common stock held by investment advisory clients of Wallace R. Weitz & Company, a registered investment advisor ("Weitz & Co."). Mr. Wallace R. Weitz serves as President and is the principal owner of Weitz & Co. As a result he may be deemed to be the beneficial owner of the shares of common stock beneficially held by Weitz & Co. Information is shown as of December 31, 2005 and has been derived from Schedule 13G filed on January 13, 2006.

(20) As of December 31, 2005 Citigroup, Inc. beneficially owned, and had shared power to direct the voting and disposition of 8,814,876 shares of common stock, of which Citigroup Global Markets Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. beneficially owned, and had shared power to direct the voting and disposition of, 8,552,135 shares, 8,810,663 shares and 8,812,496 shares, respectively. Information has been derived from Schedule 13G, filed on February 9, 2006.

(21) Represents 8,819,073 shares of common stock beneficially owned by Highbridge International LLC ("Highbridge International"). The number of shares of common stock shown includes 6,279,528 shares of common stock into which $39,875,000 principal amount of the Company's 4 1/2% Senior Convertible Notes due 2015 held by Hibridge International on December 31, 2005 are convertible. Highbridge International is a subsidiary of Highbridge Master L.P. Highbridge Capital Corporation and Highbridge Capital L.P. are limited partners of Highbridge Master L.P. Highbridge GP, Ltd. is the General Partner of Highbridge Master L.P. Highbridge GP, LLC is the General Partner of Highbridge Capital L.P. Highbridge Capital Management, LLC is the trading manager of Highbridge Capital Corporation, Highbridge Capital L.P. and Highbridge Master L.P. Glenn Dubin is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Henry Swieca is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Information is shown as of December 31, 2005 and has been derived from
     Schedule 13G filed on January 11, 2006.

(22) Represents shares of common stock held by four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and separate accounts as to which Dimensional Fund Advisors, Inc. ("Dimensional") furnishes investment advice or services as investment manager. Dimension possesses sole power to vote and dispose of the shares of common stock listed and disclaims beneficial ownership thereof. Information is shown as of December 31, 2005 and has been derived from Amendment No. 1 to Schedule 13G, filed on February 6, 2006.

(23) Represents shares of common stock held in various accounts under the management of Jana Partners LLC, a private money management firm. Information is shown as of December 27, 2005 and has been derived from
     Schedule 13G filed on December 27, 2005.

(24) Represents shares of common stock beneficially owned by Diaco Investments, L.P. ("Diaco"). Siget, L.L.C. ("Siget") serves as the general partner of Diaco an Messrs. Simon Glick and Seymour Pluchenik serve as managing members of Siget. Information is shown as of March 29, 2006 and has been obtained from the Schedule 13D/A filed on March 30, 2006.

(25) Represents 5,426,292 shares of common stock beneficially owned by Barclays Global Investors, NA, and affiliates, of which Barclays Global Investors, NA and Barclays Global Fund Advisors have sole voting and dispositive power with respect to 4,335,579 and 1,090,713 shares, respectively. Information is shown as of December 31, 2005 and has been derived from Schedule 13G filed on January 26, 2006.

(26) These 25 persons include all current members of the Company's Board of Directors and all current executive officers.

                              CORPORATE GOVERNANCE

The Board of Directors

   Our business, property and affairs are managed under the direction of our Board of Directors (the "Board"). The Board is elected by stockholders to oversee management and to assure that the long-term interests of stockholders are being served. The Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. It is not, however, involved in the operating details on a day-to-day basis. The Board is advised of the Company's business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board and Board Committee meetings.

   The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. During the year ended December 31, 2005, the Board held 11 meetings and acted by written consent 9 times. During that year, each of the directors of the Company attended at least 75% of the meetings of the Board and of the meetings of committees of the Board of which such director was a member.

   All of the then-current directors attended the 2005 Annual Meeting of Stockholders.

   The Board only has one class of directors. As a result, all directors are elected each year by our stockholders at the annual meeting. Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

   In November 2005, Red Zone LLC completed a successful consent solicitation to, among other things, remove three of our directors, Kieran Burke, James Dannhauser and Stanley Shuman, and elect Daniel M. Snyder, Mark Shapiro and Dwight Schar to the Board. Since that time, three additional directors who were elected by stockholders in 2005, Paul Biddleman, Michael Gellert and Francois Letaconnoux, have resigned. As a result, the Board currently has nine directors, eight of whom have joined the Board during the past few months. All eight new directors and Robert McGuire, a director since 2003, are being nominated by the Board at the Annual Meeting. See "Proposal 1: Election of Directors."

   Stockholders and other interested parties may contact the Lead Independent Director and the other non-management directors by writing to the Lead Independent Director c/o the Company, 1540 Broadway, New York, New York 10036.

Independence

   The Board has affirmatively determined that seven of its nine directors, including all members of its Audit, Compensation and Nominating and Corporate Governance Committees, are "independent" within the meaning of our director independence standards. These standards reflect the independence standards adopted by the New York Stock Exchange ("NYSE"). The independent directors are Charles Elliott (C.E.) Andrews, Mark Jennings, Jack Kemp, Robert McGuire, Perry Rogers, Dwight Schar and Harvey Weinstein.

   None of the independent directors, his affiliates or members of his immediate family, directly or indirectly, receive any fee or payment from the Company or its affiliates other than the director compensation described below or has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent.

Corporate Governance Principals

   The Board's Corporate Governance Principles, along with the charters of the Board committees, provide the framework for the governance of the Company. The Corporate Governance Guidelines cover, among other things, the functions of the Board, the qualifications of directors, director independence, selection process for new directors, Board committees, compensation of the Board and the succession plan for the chief executive officer and other senior executives. The Corporate Governance Principles can be found in the Corporate Governance section of our website (www.sixflags.com/about_us) or can be obtained upon request from the Company's Corporate Secretary.

Board Committees

   The Board has designated an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The membership of the committees as of April 1, 2006 and the function of each committee are described below.

                                                               Nominating and
                                                                  Corporate
                                            Compensation         Governance
      Director       Audit Committee (1)    Committee (2)       Committee (3)
------------------- --------------------- ----------------- --------------------
C.E. Andrews                  X**
Mark Jennings                                     X                   X
Jack Kemp                                                             X
Robert J. McGuire             X
Perry Rogers                  X                   X
Dwight C. Schar                                                       X*
Mark Shapiro
Daniel M. Snyder
Harvey Weinstein                                  X*

   *Chair
   **Chair and Audit Committee Financial Expert

   (1) During fiscal 2005, the Audit Committee was comprised of Messrs. Biddleman, Gellert and Letaconnoux. Messrs. Biddleman, Gellert and Letaconnoux resigned on January 11, 2006. Mr. Andrews was appointed to the Board and to the Audit Committee as an Audit Committee Financial Expert on January 11, 2006. Mr. McGuire was appointed to the Audit Committee on January 18, 2006. Mr. Rogers was appointed to the Board and to the Audit Committee on March 28, 2006.

   (2) During fiscal 2005, the Compensation Committee was comprised of Messrs. Biddleman, Gellert and McGuire. Messrs. Biddleman and Gellert resigned on January 11, 2006. Mr. Weinstein was appointed to the Board on December 13, 2005 and to the Compensation Committee as Chair on January 11, 2006. Mr. Jennings was appointed to the Board and to the Compensation Committee on January 11, 2006. Mr. Rogers was appointed to the Board and to the Compensation Committee on March 28, 2006.

   (3) During fiscal 2005, the Nominating and Corporate Governance Committee was comprised of Messrs. Gellert, Letaconnoux and McGuire. Messrs. Gellert and Letaconnoux resigned on January 11, 2006. Mr. Schar was elected to the Board on November 29, 2005 and to the Nominating and Corporate Governance Committee as Chair on January 11, 2006. Mr. Kemp was appointed to the Board on December 13, 2005 and to the Nominating and Corporate Governance Committee on January 11, 2006. Mr. Jennings was appointed to the Board and to the Nominating and Corporate Governance Committee on January 11, 2006.

        Executive Committee

   The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. The Executive Committee did not meet during 2005.

   The current members of the Executive Committee are Messrs. Snyder, Shapiro and McGuire. During fiscal 2005, the Executive Committee was comprised of Kieran Burke and Messrs. Biddleman and Gellert.

      Audit Committee

   The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including, review of the our internal audit function, the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls, the annual independent audit of our financial statements, our legal and regulatory compliance and our safety programs as established by management. In discharging its duties, the Audit Committee, among other things, has the sole authority to appoint (subject to stockholder ratification), compensate (including fee pre-approvals), evaluate and replace our independent auditors and oversee their scope of work, independence and their engagement for any other services. The Committee meets independently with those persons performing our internal auditing function, as well as our independent auditors and senior management.

   The Audit Committee held 5 meetings during 2005. The Committee's charter is available on the Company's website (www.sixflags.com/about_us) under the caption "Corporate Governance" and is attached hereto as Appendix A. All members of the Audit Committee are independent within the meaning of SEC regulations and the NYSE requirements. In addition, the Board has determined that C.E. Andrews is qualified as an audit committee financial expert under SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE.

      Compensation Committee

   The Compensation Committee, among other duties, (i) is responsible for establishing and reviewing our overall compensation philosophy; (ii)determines the appropriate compensation levels for the Company's executive officers; (iii) reviews all incentive compensation and equity-based compensation plans, benefit plans and new executive compensation programs; (iv) grants awards of shares or stock options pursuant to our equity-based plans and (v) reviews broadly employee salary levels.

   The Compensation Committee met 2 times during 2005. The charter of the Compensation Committee is available on our website (www.sixflags.com/about_us) under the caption "Corporate Governance." Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE. The Board has also determined that each member of the Compensation Committee meets the independence requirements of Section 162(m) of the Internal Revenue Code.

   No member of the Compensation Committee serves, or has served, as an officer or employee of the Company. In addition, no interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

      Nominating and Corporate Governance Committee

   The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting. The Committee also advises and makes recommendations to the Board on all matters concerning directorship practices, including compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board. The Committee developed and recommended to the Board the Company's

Corporate Governance Principles and reviews, on a regular basis, the overall corporate governance of the Company.

   The Committee met 2 times during 2005. The charter of the Committee is available on our website (www.sixflags.com/about_us) under the caption "Corporate Governance" and is attached hereto as Appendix B. All members of the Committee are independent with the meaning of NYSE requirements.

Communications with the Board of Directors

   Stockholders who wish to communicate with the Board may do so writing to a specific director, including the Lead Independent Director, or to the entire Board by sending such communication to the following address: Board of Directors--Stockholder Communications, c/o Secretary, 1540 Broadway, New York, NY 10036. The Corporate Secretary will forward all such communications to the directors to whom they are addressed.

Meetings of Independent Directors

   The Board will have at least four regularly scheduled meetings a year for the independent directors outside the presence of any member of management. The independent directors may meet in executive session at such other times as determined by the Lead Independent Director. At each executive session, the Lead Independent Director, Jack Kemp, or, in his absence, one of the other independent directors will chair that executive session.

Code of Conduct and Ethics

   We maintain a Code of Business Conduct that covers all directors, officers and employees of the Company and its subsidiaries. The Code of Business Conduct requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in our best interest. In addition, we maintain a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each of our senior financial officers is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Code of Business Conduct and Code of Ethics for Senior Financial Officers can be viewed on our website at www.sixflags.com/about_us.asp. We intend to post amendments to or waivers from our Code of Business Conduct and Code of Ethics applicable to our principal executive officers and senior financial officers on its website. No such amendment nor waiver has been made or granted prior to the date of this Proxy Statement.

Director Compensation

   Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for recommending to the Board compensation and benefits for non-employee directors. Directors who are also our employees do not receive additional compensation for service as a director. The following table shows compensation for non-employee directors for fiscal 2005:

          Annual Board Retainer                             $50,000

          Stock Option Grant                             20,000 options

   The annual board retainer was payable in cash or shares of common stock at the election of each non-employee director. We do not award meeting fees for attendance at board or committee meetings.

Nomination Process

Role of the Nominating and Corporate Governance Committee

   The Board has adopted a set of Corporate Governance Principles which includes qualification criteria that the Nominating and Corporate Governance Committee (the "Committee") uses to identify individuals it believes are qualified to become directors. In making recommendations of nominees pursuant to the Corporate Governance Principles, the Committee believes that candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. The Committee also evaluates whether a candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. The Committee endeavors to have a Board representing diverse experience at policy-making levels in both the private and public sector. In assessing whether a candidate has the appropriate time to devote to Board service, the Committees will consider the number of boards of directors on which such candidate already serves. Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely renominated annually.

   After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board. The Committee uses the same process to evaluate all candidates, whether they are recommended by us or by one or our stockholders.

   The Committee may retain a director search firm to help identify qualified director candidates.

Candidates Proposed by Stockholders for Consideration by the Committee

   The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders wishing to recommend director candidates for consideration by the Committee should send the required information to the Secretary or Lead Independent Director, c/o Six Flags, Inc., 1540 Broadway, New York, NY 10036. In order to be considered by the Committee, nominations for directors to be elected at the 2007 Annual Meeting must be received no later than December 22, 2006.

Stockholder Nominations

   In addition, our Amended and Restated By-Laws permit a stockholder to nominate one or more persons for election as directors at an annual meeting if written notice of that stockholder's intent to make the nomination has been given to the Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of our previous annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the written notice must be given not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or the tenth day following our first public announcement of such annual meeting date. In the case of an election to be held at a special meeting of stockholders, notice must be given not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the tenth day following our first public announcement of the date of the special meeting. The notice shall include all information relating to such nominee that is required to be disclosed in a proxy statement, including, without limitation, the name and address of the nominee, and the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The notice shall also include, as to the stockholder submitting the nomination, (i) such person's name and address; (ii) the class and number of shares of our capital stock that are owned beneficially and of record; (iii) a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person; (iv) a representation as to whether the stockholder intends, or is part of a group which intends, to deliver a proxy statement or otherwise solicit proxies from stockholders. We may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company.

                        PROPOSAL 1: ELECTION OF DIRECTORS

   At the Annual Meeting, nine directors are to be elected to serve for the next year and until their respective successors are elected and qualified. Each of the listed persons has consented to be named as a nominee and to serve as a director if elected. Should any of the listed persons be unable to accept nomination or election (which the Board does not expect), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a majority vote of the shares of common stock represented at the Annual Meeting.

   The number of directors of the Company is presently fixed at eleven. As discussed under "Corporate Governance--The Board of Directors," the Board has undergone a transformation during the past four months. Six of the directors elected at our 2005 Annual Meeting are no longer on the Board, and there are currently eight new directors, three of whom were elected by stockholders. Although we have been able to successfully attract qualified directors to the Board, a significant amount of time is required to select suitable candidates to replace members of the Board who have recently resigned. The Nominating and Corporate Governance Committee is continuing to search for additional director candidates who will complete the Board. The Board therefore recommends the election of two fewer directors than the number fixed in our By-Laws.

Information Concerning Nominees

                                      Age As
                                        of
                                     April 1,
                Name                    2006      Position(s) with the Company
---------------------------------- ------------- -------------------------------
Charles Elliott Andrews                   54                Director
Mark Jennings                             43                Director
Jack Kemp                                 70                Director
Robert J. McGuire                         69                Director
Perry Rogers                              37                Director
Dwight C. Schar                           64                Director
Mark Shapiro                              35      CEO, President and Director
Daniel M. Snyder                          41         Chairman of the Board
Harvey Weinstein                          53                Director

   Charles Elliott Andrews, Director. Mr. Andrews has served as a Director of the Company since January 2006. Since February 2003, Mr. Andrews has been the Executive Vice President and Chief Financial Officer at SLM Corporation (Sallie
Mae), with responsibilities for Finance, Accounting and Risk Management. Since November 2005, he has also been the Chairman of the Board of the Sallie Mae Bank, a Sallie Mae wholly owned industrial bank located in Utah. Prior to joining Sallie Mae, Mr. Andrews was a partner at Arthur Andersen from September 1984 to February 2003.

   Mark Jennings, Director. Mr. Jennings has served as a Director of the Company since January 2006. Since September 1996, Mr. Jennings has been the Managing Partner and co-founder of Generation Partners, a $325 million private investment firm that acquires and provides growth capital to companies primarily in the business and information services, healthcare and media & entertainment sectors. Prior to founding Generation Partners, Mr. Jennings was a Partner at Centre Partners, a private equity firm affiliated with Lazard Freres, and prior to that, he was employed at Goldman Sachs & Co. Through Generation and predecessor firms, he has invested in more than 50 companies and has served on the Board of Directors of 21 companies, including inVentiv Health, Johnny Rockets, Virtual Radiologic Corp., Medvance Institute, Agility Recovery Solutions and Sterling Testing Systems. Mr. Jennings also serves as the Chairman of the Board of Post University and serves on the Board of the Spiritual Cinema Circle.

   Jack Kemp, Director. Mr. Kemp has served as Director of the Company since December 2005. Since 2003 Mr. Kemp has been the chairman of Kemp Partners, a strategic consulting firm he founded in July 2002. He has served as a director of Oracle Corporation since December 1996. From July 2004 to February 2005, Mr. Kemp was a Co-Chair of FreedomWorks Empower America, a non-profit grassroots advocacy organization. From January 1993 until July 2004, Mr. Kemp was Co-Director of Empower America, which merged with Citizens for a Sound Economy to form FreedomWorks Empower America. Mr. Kemp also serves as a director of Hawk Corporation, IDT Corporation, CNL Hotels and Resorts, Inc. and InPhonic, Inc.

   Robert J. McGuire, Director. Mr. McGuire has served as a Director of the Company since May 2003. From January 1998 through June 2005, Mr. McGuire served as counsel to Morvillo, Abramowitz, Grand, Iason & Silberburg, P.C., a New York law firm. Prior thereto, he served as Police Commissioner of The City of New York, Chairman and Chief Executive Officer of Pinkerton's Inc. and President of Kroll Associates Inc. Mr. McGuire also serves as a director of Mutual of America Investment Corp.; GAM Funds, Inc.; GAM Avalon Multi Funds; and Protection One, Inc. Mr. McGuire is also President of the Police Athletic League, New York City's largest youth organization.

   Perry Rogers, Director. Mr. Rogers has served as a Director of the Company since March 28, 2006. Since January 1994, Mr. Rogers has served as President of Agassi Enterprises, Inc., a management firm. In addition, since October 2002, Mr. Rogers has served as President of Alliance Sports Management Co., a management firm, and, since March 2004, Mr. Rogers has served as Producer of Entertainment Partners, a television reality series production company. From August 2001 to December 2001, Mr. Rogers was the President of the law firm, Rogers & Wilson, Ltd.

   Dwight Schar, Director. Mr. Schar has served as a Director of the Company since December 2005. Mr. Schar has served as the Chairman of NVR, Inc., one of the largest homebuilders in the United States, for over five years. From 1980 until July 1, 2005, Mr. Schar also served as Chief Executive Officer of NVR. Mr. Schar is active in the greater Washington community, involved in numerous business and educational groups, as well as on a political level such as National Finance Chair of the Republican National Committee. He is also on the Board of Directors for the Mercatus Center at George Mason University; is a trustee of the Virginia Commonwealth University, School of Engineering Foundation; and was a member of the Virginia Business and Higher Education Council. He was also an appointee to the President's Advisory Committee on the Arts for the Kennedy Center.

   Mark Shapiro, President, Chief Executive Officer and Director. Mr. Shapiro has served as Director of the Company since December 2005. From September 2002 to October 2005 Mr. Shapiro served as the Executive Vice President, Programming and Production of ESPN, Inc. From July 2001 to September 2002, he served as Senior Vice President and General Manager, Programming at ESPN. Prior to July 2001, he was Vice President and General Manager of ESPN Classic and ESPN Original Entertainment. From October 2005 until December 2005, Mr. Shapiro has served as Chief Executive Officer of Red Zone LLC.

   Daniel M. Snyder, Chairman of the Board and Director. Mr. Snyder has served as Director of the Company since December 2005. Mr. Snyder is an experienced manager of venue-based businesses.

Since July 1999, Mr. Snyder has been the Chairman and Principal Owner of the Washington Redskins franchise of the National Football League and FedEx Field Stadium, the team's wholly-owned 92,000-seat stadium. As one of his key strategies in managing the Washington Redskins, he expanded Redskins sponsorship revenues from $4 million to $48 million and developed significant concession relationships with various vendors through which it sold all concession equipment to Centerplate Food Distribution Company for $16 million, which enabled the Redskins to use the proceeds to pay down its debt. The per capita food spending of Redskins' customers increased from $9 when Mr. Snyder acquired the team to the current $17.50. Mr. Snyder has transformed the franchise into the most valuable franchise in U.S. sports (according to the Forbes magazine) at over $1.3 billion, increasing annual revenues from $162 million to $300 million. Mr. Snyder was also founder and former Chairman and Chief Executive Officer of Snyder Communications, Inc., an advertising and marketing company formerly listed on the New York Stock Exchange and which had over $1 billion in annual sales. In September of 2000, Snyder Communications, Inc. was successfully sold to Havas Advertising, S.A. for approximately $2.3 billion. Mr. Snyder is Chairman of the Board of inVentiv Health, Inc. and a member of the Board of Directors of Children's Hospital, Washington DC and the National Center for Missing and Exploited Children.

   Harvey Weinstein. Mr. Weinstein has served as Director of the Company since December 2005. Since October 2005, Mr. Weinstein has been the Co-Chairman of The Weinstein Company LLC, a multi-media company. In 1979, Mr. Weinstein and his brother founded Miramax Film Corp., which has released some of the most critically acclaimed and commercially successful independent feature films, including The Aviator, Finding Neverland, Chicago, Gangs of New York, Shakespeare in Love, Good Will Hunting, Pulp Fiction and My Left Foot. Mr. Weinstein was Co-Chairman of Miramax from 1979 through September 2005. In 2004, Mr. Weinstein was named a Commander of the Order of the British Empire by Queen Elizabeth II in recognition of his contribution to the British film industry. Mr. Weinstein has also produced several award winning shows on Broadway and around the world, including The Producers, Gypsy, La Boheme, Wonderful Town and this season's All Shook Up, Sweet Charity and Dirty Rotten Scoundrels.

           YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION
                       OF ALL OF THE NOMINEES NAMED ABOVE.

                             AUDIT COMMITTEE REPORT

   The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.

   The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, disclosure, accounting, and legal compliance and (iii) the Company's auditing, accounting and financial reporting processes generally.

   Management is responsible for the preparation and integrity of the Company's financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee has independently met and held discussions with management and the independent registered public accounting firm.

   The following is the report of the Audit Committee of the Company with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005.

   To fulfill its responsibility, the Audit Committee had done the following:

   o The Committee has reviewed and discussed with management the Company's audited financial statements and management's assessment of the effectiveness of the Company's internal controls over financial reporting.

   o The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditors' judgments about the quality of the Company's accounting principles as applied in its financial reporting.

   o The Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

   Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements and management's assessment of the Company's internal controls over financial reporting for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

           Submitted By The Audit Committee of the Board of Directors,

                                  C.E. Andrews
                                Robert J. McGuire

   The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain summary information concerning compensation paid in the years 2003, 2004 and 2005 by the Company to or on behalf of all individuals serving as the Company's Chief Executive Officer during 2005 and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers during fiscal 2005. Included in the table is a former chief executive officer, Kieran E. Burke, who held his position with the Company until December 13, 2005.

                           Summary Compensation Table

                                       Annual Compensation                    Long-Term Compensation
                               -----------------------------------  -----------------------------------------
                                                                               Awards              Payouts
                                                                     -------------------------  -------------
                                                                     Restricted    Securities
                                                                       Stock       Underlying
                                                                      Award(s)      Options
                                                                     ------------  -----------
                                                                                                                     All
                                                         Other                                       LTIP           Other
 Name and Principal            Salary      Bonus         Annual                                     Payouts      Compensation
      Position         Year      ($)        ($)       Compensation     ($)(1)          (#)            ($)            (2)
------------------     ----    ------     -------     ------------   ------------  -----------  -------------  ----------------
Mark Shapiro (3)       2005        --       --             --             --            --                 --             --
  President and
  Chief Executive
   Officer

James F.               2005      800,000   1,808,988        --         134,250(7)   75,000 (7)             --            12,732
  Dannhauser (4)       2004      775,000    --(5)           --       1,350,000     170,000                 --            12,764
  Chief Financial      2003      657,307  277,880(5)        --             --            --                --            11,849
   Officer

James M. Coughlin      2005      503,928      75,000        --             --            --                --            11,352
  General Counsel      2004      508,067      50,000        --             --            --                --            11,331
                       2003      498,110      25,000        --             --            --                --            11,079

John E. Bement, Jr.    2005      270,000     125,000        --             --            --                --             9,704
  Senior Vice          2004      272,076      75,000        --             --            --                --             8,769
   President,          2003      267,038      25,000        --             --            --                --             8,991
   In-Park Services

Brian A. Jenkins       2005      250,000     300,000        --             --            --                --             8,882
  Senior Vice          2004      256,756      70,000        --             --            --                --             6,272
  President-Finance    2003      254,762      50,000        --             --            --                --             7,754

Kieran E. Burke(6)     2005    1,118,654   2,334,000        --         786,800(8)  360,000 (8)             --     7,013,543 (9)
  Former Chief         2004    1,035,384    --(5)           --       1,930,000     275,000                 --            10,820
  Executive Officer    2003      934,615  178,940(5)        --             --            --                --            10,578
   and President


   (1) Amounts shown are based on the closing price of the common stock (as reported on the NYSE) on the date of grant and include all restricted shares granted, without regard to the existence of restrictions thereon. All restrictions lapsed upon the termination of Mr. Burke's employment effective December 13, 2005 and Mr. Dannhauser's employment effective April 1, 2006, respectively.

   (2) During 2005, the Company's only defined contribution plans or pension or other defined benefit or retirement plans in which its officers participated, were a defined benefit pension plan described below under "Executive Compensation--Pension Plan" and a qualified, contributory 401(k) plan. After specified periods of employment, employees are eligible to participate in the 401(k) plan. The

       Company matched 100% of the first 2% and 25% of the next 6% of salary contributed by an employee to the plan up to a maximum matching contribution of $7,175 per year. The accounts of all participating employees are fully vested after four years of service. Amounts shown as All Other Compensation for each named executive officer include the Company's matching contribution for such officer. The Company also provides life insurance for all full time employees. All Other Compensation amounts also include premiums paid by the Company with respect to life insurance provided to the named executive officers.

   (3) Mr. Shapiro was appointed Chief Executive Officer on December 13, 2005 and was not entitled to compensation from the Company until January 1, 2006.

   (4) Mr. Dannhauser terminated his employment effective April 1, 2006.

   (5) Other than as noted below, bonus payment to Messrs. Burke and Dannhauser was based solely on the formula contained in the respective officer's then-existing employment agreement. The contractual bonus for any year is based on the Company's earnings before interest, taxes, depreciation, and amortization ("EBITDA") for such year, excluding amounts generated by parks acquired in such year, compared to the EBITDA shown in the Company's budget for that year as approved by the Board of Directors. Although, under the formula, no bonus was payable for 2004 or 2003, Messrs. Burke and Dannhauser were paid a bonus in 2003 based on the formula as applied to 2001 which had not previously been paid. Mr. Dannhauser was also paid a performance bonus of $150,000 in 2003. Messrs. Burke and Dannhauser received their full bonuses for 2005 as calculated under the formula pursuant to their employment agreements.

   (6) Mr. Burke's employment was terminated effective December 13, 2005.

   (7) Mr. Dannhauser received 25,000 shares of restricted stock during 2005. Mr. Dannhauser received a grant of 75,000 stock options in January 2005 pursuant to his employment agreement.

   (8) Mr. Burke received 120,000 shares of restricted stock during 2005, of which 80,000 were granted upon his termination. Mr. Burke received a grant of 120,000 stock options in January 2005 pursuant to his employment agreement and a grant of 240,000 stock options in December 2005 upon his termination as described below under "Employment Agreements."

   (9) Includes a severance payment of $7 million awarded to Mr. Burke upon his termination.

                        Option Grants in Last Fiscal Year

   The following table provides information on options granted in 2005 to each of the named executive officers:

                                                                                     Potential Realizable Value
                                                                                     at Assumed Annual Rates of
                                                                                      Stock Price Appreciation
                                                                                           for Option Term
                                  Individual Grants                                            ($)(1)
                                                                                     ---------------------------
                                             Percent of
                                              Total
                                Number of    Options
                              Securities    Granted to
                              Underlying     Employees     Exercise/Base
                                Options      in Fiscal       Price per     Expiration     Assumed     Assumed
                              Granted(2)        Year       Share ($/sh)       Date        Rate 5%      Rate 10%
                             ------------- ------------- ---------------- ------------- ------------ -----------
Mark Shapiro                         0            --             --         --
James F. Dannhauser             75,000           17%           $5.37      6/29/2006(3)       $5.78      $6.21
James M. Coughlin                    0            --             --         --
John E. Bement, Jr.                  0            --             --         --
Brian A. Jenkins                     0            --             --         --
Kieran E. Burke                240,000           55%           $7.15      3/13/2006          n/a         n/a
                               120,000           28%           $5.37      3/13/2006(4)       n/a         n/a


(1) The potential gain is calculated from the closing price of the common stock on the date of grant. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the common stock and overall market conditions.

(2) The options were issued under the employment and termination agreements described below.

(3) The original expiration date of these options was January 2, 2012. Due to Mr. Dannhauser's termination of his employment, effective April 1, 2006, these options will expire on June 29, 2006.

(4) The original expiration date of these options was January 2, 2012. Due to the termination of Mr. Burke's employment, effective December 13, 2005, these options expired on March 13, 2006.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

   The following table provides information on stock options exercised in 2005 by each of the named executive officers and the value of such officers' unexercised options at December 31, 2005:

                                                            Number of Shares Underlying       Value of Unexercised
                                                              Unexercised Options at        In-the-Money Options at
                                                                 December 31, 2005             December 31, 2005
                                Shares
                              Acquired on
                               Exercise         Value      Exercisable    Unexercisable   Exercisable   Unexercisable
           Name                   (#)       Realized ($)       (#)             (#)            ($)            ($)
--------------------------- -------------- -------------- -------------- --------------- ------------- --------------
Mark Shapiro                       --              --                0            0              0              0
James F. Dannhauser                --              --           67,500      177,500       $ 58,500       $117,000
James M. Coughlin                  --              --           30,000            0              0              0
John E. Bement, Jr.                --              --          120,000            0              0              0
Brian A. Jenkins                   --              --           80,000            0              0              0
Kieran E. Burke                    --              --          635,000            0       $415,200              0

Pension Plan

   In addition to the Company's 401k plan described in note 2 to the "Summary Compensation Table," retirement benefits are provided to the Company's employees, including its named executive officers, under a funded, tax-qualified defined benefit pension plan known as the Six Flags Retirement Plan (the "Plan"). The Plan, which had been adopted by the former Six Flags prior to its 1998 acquisition by the Company, was extended to substantially all full-time domestic employees of the Company as of June 15, 2000. In connection therewith, the Company also decided that employment by the Company prior to that date would be included in determining years of service under the Plan.

   The following table sets out the estimated annual pension benefit payable under the Plan for a participant at age 65, for various levels of average annual compensation (as defined below) and years of service. Benefits under the Plan are computed on the basis of a single life annuity and are payable, subject to reduction, in any annuity form permitted under the Plan. Benefits are paid from the trust under the Plan, to the extent permitted by law, and are not subject to reduction for Social Security benefits or other offset amounts.

                                         Years of Service
  Five Year Average
     Compensation         5        15       20       25       30       35
---------------------- -------- -------- -------- -------- -------- --------
$200,000............   $13,270  $39,809  $53,078  $66,348  $79,617  $92,887
400,000.............    13,970   41,909   55,878   69,848   83,817   97,787
600,000.............    13,970   41,909   55,878   69,848   83,817   97,787
800,000.............    13,970   41,909   55,878   69,848   83,817   97,787
1,000,000...........    13,970   41,909   55,878   69,848   83,817   97,787
1,500,000...........    13,970   41,909   55,878   69,848   83,817   97,787
2,000,000...........    13,970   41,909   55,878   69,848   83,817   97,787

   For purposes of the Plan, average annual compensation is equal to the average annual salary and bonus over the five highest consecutive years during the final ten years of employment. However, under the Internal Revenue Code, the maximum recognizable compensation for 2005 is $210,000 and the maximum annual defined benefit for 2005 is $170,000. The annual salary and bonus for that year for the named executive officers is indicated in the Summary Compensation Table. The years of service for each of the named executive officers under the Plan, as of December 31, 2005, are: Mr. Shapiro, 0 years; Mr. Dannhauser, 10.3 years; Mr. Coughlin, 7.6 years; Mr. Bement, 34 years; Mr. Jenkins, 9.8 years; and Mr. Burke, 16.2 years. Effective April 1, 2006, the Plan will no longer provide benefits based on service or compensation earned after that date for most employees. As a result, for the named individuals, the benefit at retirement will be based on their average annual compensation and their years of service as of March 31, 2006.

Employment Agreements

      Mark Shapiro

   On January 11, 2006, the Board approved the following compensation terms for which Mr. Shapiro will serve as President and Chief Executive Officer. Mr. Shapiro is entitled to receive (i) a base salary of $1,000,000 and (ii) a bonus equal to a maximum of 200% of Mr. Shapiro's base salary, with a target bonus of $1,000,000. Mr. Shapiro also received (i) stock options to purchase 950,000 shares of common stock and (ii) 250,000 shares of restricted common stock. Subject to Mr. Shapiro's continuing employment with the Company, all of the restricted shares will vest and become free of restrictions upon the third anniversary of the date of grant, and with respect to the stock options, (i) 475,000 of the stock options vest and become exercisable as follows: 20% upon grant and 20% on each of the first four anniversaries of the date of grant and
(ii) 475,000 of the stock options are subject performance-based vesting, pursuant to which 237,500 stock options will become vest when the stock price is at or above $12.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the second anniversary of the date of grant, and 237,500 stock options will vest when the stock price is at or above $15.00 per share for a period of 90 days, provided that such stock options may not be exercised prior to the third anniversary of the date of grant.

   The Company anticipates entering into an employment agreement with Mr. Shapiro that incorporates the above terms and other customary terms.

      Kieran E. Burke

        Employment Agreement

   On December 31, 2003, the Company entered into a three-year employment agreement with Kieran E. Burke, Chief Executive Officer and President of the Company (the "Burke Employment Agreement"), which replaced the prior employment agreement which terminated on that date. Mr. Burke's employment was terminated effective December 13, 2005. The following is a summary of the Burke Employment

Agreement as in effect at the time of termination. A summary of Mr. Burke's termination agreement (the "Burke Termination Agreement") follows subsequently.

   Pursuant to the Burke Employment Agreement, during 2005, Mr. Burke was entitled to an annual salary of $1,050,000 and an annual bonus based on a specified formula based on the amount by which the Company's EBITDA (as defined) exceeds budgeted amounts. Mr. Burke was also granted pursuant to the Burke Employment Agreement (i) options to purchase 275,000 shares of common stock, which were to vest in four equal annual installments, commencing on January 2, 2005 and (ii) 250,000 shares of restricted common stock. Mr. Burke was also entitled to receive on each of January 2, 2005, January 2, 2006, and December 31, 2006, options to purchase 120,000 shares of common stock (the "Burke Subsequent Options") and on each of January 2, 2005, January 2, 2006, and January 2, 2007 an additional 40,000 shares of restricted stock (the "Burke Additional Restricted Shares"). All options were for a term of seven years and have an exercise price equal to the market price of the common stock on the grant date.

   Pursuant to the Burke Employment Agreement, in the event of a "Change of Control" of the Company (as defined in the indentures governing the Company's public debt), (i) all unissued restricted shares would be immediately issued and all restrictions on restricted shares would immediately lapse and (ii) all ungranted options would be immediately granted and all options would immediately vest. If the executive's employment was terminated by the Company without Cause (as defined in the Burke Employment Agreement), other than due to death or disability, or if such employment was terminated by the executive due to a Constructive Termination Without Cause (see definition below), irrespective of whether there had been a Change of Control of the Company, in addition to the awards and acceleration of vesting described in the immediately preceding sentence, the Company would have been required to pay such executive a lump sum amount equal to three times the sum of (i) his base salary earned in the year prior to termination and (ii) the greater of the bonus earned in the year prior to termination and the average of the bonuses paid in the three years prior to termination.

   As defined in the Burke Employment Agreement, the term "Constructive Termination Without Cause" means a termination of the executive's employment at his initiative following the occurrence, without the executive's prior written consent, of one or more of the following events: (i) a reduction in the executive's then current base salary or bonus or the termination or material reduction of any material employee benefit or perquisite enjoyed by him; (ii) the failure to elect or reelect the executive to any of the positions in the Company described in the employment agreement or removal from any such position;
(iii) a material diminution in the executive's duties or the assignment to the executive of duties which are materially inconsistent with his other duties or which materially impair the executive's ability to function as the Chairman and CEO, (iv) the relocation of the Company's executive office, or the executive's own office location as assigned to him by the Company, to a location more than 50 miles from New York, New York; (v) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement and the executive's prior employment agreement by any successor to the business of the Company on or prior to the date of a merger, consolidation, sale or similar transaction; or (vi) the failure by the Company to offer the executive a new employment agreement with compensation and benefit provisions on terms at least as favorable to the executive as those set forth in the existing employment agreement.

   The Burke Employment Agreement subjected the executive officer to standard non-disclosure and non-compete requirements.

      Termination Agreement

   Pursuant to the Burke Termination Agreement, Mr. Burke received (i) a severance payment of $7 million (net of required withholdings); (ii) a bonus payment with respect to the Company's 2005 fiscal year of $2,334,000 (net of required withholdings), which represents the bonus payable pursuant to the Burke Employment Agreement and the formula previously adopted by the Compensation Committee and determined as if the Company's EBIDTA for such fiscal year equals $300 million; (iii) the 240,000 Burke Subsequent Options that had not previously been granted; and (iv) the 80,000 Burke Additional Restricted Shares that had not previously been granted. In addition, all options (including the Burke Subsequent Options) and restricted shares (including the Burke Additional Restricted Shares) became fully vested as of December 13, 2005. Any unexercised Burke Subsequent Options expired 90 days from the grant date.

   In addition, Mr. Burke was entitled to (i) payment of his base salary through December 13, 2005; (ii) amounts earned, accrued or owing but not yet paid under the Burke Employment Agreement; (iii) other or additional benefits in accordance with applicable plans and programs of the Company; and (iv) excise tax gross-up payments to the extent applicable, as provided pursuant to Section 10(g) of the Burke Employment Agreement. Mr. Burke also agreed, pursuant to the Burke Termination Agreement, to provide such consulting services to the Company as the Company's Chief Executive Officer shall reasonably request until March 15, 2006.

   The Burke Termination Agreement also includes mutual non-disparagement covenants and provisions pursuant to which (i) the Company releases Mr. Burke from all claims that (a) are based upon a theory of gross negligence or any lesser standard of culpability or (b) arise under the Burke Employment Agreement and (ii) Mr. Burke releases the Company and all of its affiliates from all claims for compensation and benefits other than pursuant to the Burke Employment Agreement, as modified by the Burke Termination Agreement, and each other benefit plan or arrangement in which Mr. Burke has participated.

      James F. Dannhauser

   On December 31, 2003, the Company entered into a three-year employment agreement with James F. Dannhauser, Chief Financial Officer (the "Dannhauser Employment Agreement"), which replaced the prior employment agreement which terminated on that date. Mr. Dannhauser's employment was terminated effective April 1, 2005. The following is a summary of the Dannhauser Employment Agreement, as amended, as in effect at the time of termination.

   Pursuant to the Dannhauser Employment Agreement, during 2005, Mr. Dannhauser was entitled to an annual salary of $800,000 and an annual bonus based on a specified formula based on the amount by which the Company's EBITDA exceeds budgeted amounts. Also pursuant to the Dannhauser Employment Agreement, on January 2, 2004, Mr. Dannhauser was granted (i) options to purchase 170,000 shares of common stock, which were to vest in four equal annual installments, commencing on January 2, 2005 and (ii) 175,000 shares of restricted common stock. Mr. Dannhauser was also entitled to receive on each of January 2, 2005, January 2, 2006, and December 31, 2006, options to purchase 75,000 shares of common stock (the "Dannhauser Subsequent Options") and on each of January 2, 2005, January 2, 2006, and January 2, 2007 an additional 25,000 shares of restricted stock (the "Dannhauser Additional Restricted Shares"). All options were for a term of seven years and have an exercise price equal to the market price of the common stock on the grant date. The change of control provisions in Mr. Dannhauser's Employment Agreement are substantially similar to those contained in the Burke Employment Agreement described above.

   Pursuant to an amendment to the Dannhauser Employment Agreement dated December 23, 2005, upon the termination of Mr. Dannhauser's employment, Mr. Dannhauser received on April 1, 2006 (i) $5.25 million (net of required withholdings) on April 1, 2006; (ii) the 75,000 Dannhauser Subsequent Options that had not previously been granted; and (iii) the 25,000 Dannhauser Additional Restricted Shares that had not previously been granted. In addition, all options (including the Dannhauser Subsequent Options) and restricted shares (including Dannhauser Additional Restricted Shares) became fully vested as of April 1, 2006. Any unexercised Dannhauser Subsequent Options will expire 90 days from the grant date.

   In addition, pursuant to his amended agreement, Mr. Dannhauser is entitled to
(i) continued participation in all benefit plans then in effect through June 30, 2006; (ii) payment of his base salary through April 1, 2006; (iii) payment of any amounts earned, accrued or owing but not yet paid under the Dannhauser Employment Agreement; (iv) other or additional benefits in accordance with applicable plans and programs of the Company; and (v) excise tax gross-up payments to the extent applicable, as provided pursuant to Section 10(g) of the Dannhauser Employment Agreement.

   The amendment to the Dannhauser Employment Agreement also includes mutual non-disparagement covenants and provisions pursuant to which, effective as of the date of April 1, 2006, (i) the Company releases Mr. Dannhauser from all claims that (a) are based upon a theory of gross negligence or any lesser standard of culpability or (b) arise under the Dannhauser Employment Agreement and (ii) Mr. Dannhauser releases the Company and all of its affiliates from all claims for compensation and benefits other than pursuant to the Dannhauser Employment Agreement, as modified by the Dannhauser Letter Agreement, and each other benefit plan or arrangement in which Mr. Dannhauser has participated.

      James M. Coughlin and John E. Bement, Jr.

   On July 21, 2005, we entered into a severance agreement with each of James M. Coughlin, General Counsel, and John E. Bement, Jr., a Senior Vice President. Under the terms of the agreements, each employee is entitled to a cash severance payment equal to the sum of one year of base salary at the employee's highest annual base salary rate in effect at any time on or after July 21, 2005 through the termination of his employment and the employee's annual bonus for the most recent fiscal year ending prior to such termination. The payment is only due if both of the following occur: (a) a change in effective control (as defined in the agreement) of the Company and (b) the termination of such employee's employment by the Company without cause, or by the employee for good reason, within eighteen months following such a change in effective control (or prior to such a change in effective control if done in anticipation of such change). In addition, in the event the foregoing conditions are met, the agreements provide for continuing coverage under our health plans and life insurance policies, if applicable, for one year commencing on the employee's termination date. The term of the agreements expires on December 31, 2007. However, the agreements remain in effect for a period of two years following the occurrence of a change in effective control. A change in effective control occurred in December 2005.

   Brian A. Jenkins

   On July 21, 2005, we entered into a severance agreement with Brian A. Jenkins, a Senior Vice President, that included the same terms as described above (the "Severance Agreement"). On September 8, 2005, we entered into an additional letter agreement with Mr. Jenkins (the "Letter Agreement"). Pursuant to the Letter Agreement, Mr. Jenkins agreed to continue his employment with us until at least the earlier of a change in effective control or February 28, 2006 in exchange for (i) a $150,000 bonus paid upon execution of the letter agreement; (ii) an incentive bonus for 2005 (the "2005 Bonus") equal to the higher of (x) $150,000 or (y) the highest incentive bonus paid to any other Senior Vice President for 2005; (iii) a payment equal to at least the 2005 Bonus plus the amount of severance to which he would have been entitled under his Severance Agreement in the event that he becomes entitled to receive a severance payment pursuant to the Severance Agreement and (iv) relocation benefits if Mr. Jenkins resigns or is otherwise terminated following a change in effective control.

   On January 16, 2006, we entered into an employment agreement with Mr. Jenkins (the "Jenkins Employment Agreement") pursuant to which Mr. Jenkins will serve as Senior Vice President, Finance for four years; provided that Mr. Jenkins may terminate his employment for any reason at any time prior to June 30, 2007 and we can terminate Mr. Jenkins' employment without Cause, in each case upon thirty days prior written notice. Under the Jenkins Employment Agreement, Mr. Jenkins is entitled to receive (i) a base salary of $300,000; (ii) a minimum annual bonus of $100,000 and (iii) benefits and perquisites on the same basis as are generally provided to comparable executives. Mr. Jenkins also received stock options to purchase 50,000 shares of common stock, 20% of which vested immediately upon grant and the remainder of which will vest in four equal installments on the first four anniversaries of the date of grant.

   If Mr. Jenkin's employment is terminated without Cause or for Good Reason, then the Jenkins Employment Agreement provides for (i) a lump sum severance payment equal to Mr. Jenkins' then applicable base salary and minimum annual bonus for the period commencing on the date of termination and ending December 31, 2009; (ii) unpaid base salary through the date of termination; (iii) any earned but unpaid bonus for the prior fiscal year; (iv) any benefits due under any employee benefit plan and any payments due under the terms of any program, arrangement or agreement, excluding any severance program or policy ((ii)-(iv) collectively, the "Accrued Amounts") and (v) full vesting of all stock options previously granted to Mr. Jenkins. If Mr. Jenkins' employment is terminated due to death or disability or for Cause, Mr. Jenkins shall receive the Accrued Amounts and, in the event of death or disability, all stock options previously granted will vest. If Mr. Jenkins terminates his employment for any reason prior to June 30, 2007, then he will be entitled to receive (i) the Accrued Amounts;
(ii) the greater of (x) the lump sum severance payment equal to Mr. Jenkins' then applicable base salary and minimum annual bonus for the period commencing on the date of termination and ending December 31, 2009 or (y) the amount Mr. Jenkins is entitled to receive as severance pay under the Severance Agreement and the Letter Agreement; and (iii) such other benefits (other than severance), such as relocation benefits and health and life insurance, provided to Mr. Jenkins pursuant to the Severance Agreement.

   Mr. Jenkins' agreement includes non-compete and confidentiality provisions.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, administers the Company's executive compensation program. The Compensation Committee determines appropriate compensation levels for the Company's executive officers, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees.

   This Compensation Committee Report for fiscal year 2005 includes a discussion of (i) the Compensation Committee's compensation philosophy; (ii) current executive compensation and benefits programs and policies and (iii) compensation for the chief executive officer.

Compensation Philosophy

   The goals of the Company's executive compensation program are to:

   o Provide compensation levels that enable the Company to attract, retain and motivate its executives;

   o Tie individual compensation to individual performance and the success of the Company; and

   o Align executives' financial interests with those of the Company's stockholders through equity participation.

   The Company's direct compensation program therefore consists of:

   o Base salary linked to the executive's role and contributions to the Company;

   o Annual cash bonus for certain executives tied to the Company's and the individual's performance; and

   o A long-term incentive compensation program used to focus executive efforts on longer-term performance that will enhance the value delivered to stockholders.

   The Compensation Committee's review of the Company's executive compensation programs and practices includes analysis, for each of the Company's executive officers, of all elements of compensation.

2005 Compensation Policies

      Salaries

   The Company entered into employment agreements with its two senior executives, as described under "Employment Agreements" above, and these employment agreements governed such executives salaries for fiscal 2005. The base salary of each executive officer who does not have an employment agreement is reviewed annually based on management recommendations, and data regarding the salaries of executives with similar responsibilities in certain companies comparable in size or in comparable lines of business. In addition, the Compensation Committee considers individual performance, length of tenure, prior experience and level of responsibility. None of these factors is assigned a specific weight.

      Incentive Compensation

   The Company does not have a formal cash incentive compensation program for executives who do not have employment agreements, but does award annual cash bonuses to selected employees. Annual bonuses for executive officers are recommended to the Compensation Committee by the Chief Executive Officer at the end of each year. Individual bonus awards are based on Company-wide and individual performance for that year, taking into account both qualitative and quantitative factors. Quantitative factors include revenues and EBITDA. Qualitative factors include initiative, business judgment, level of responsibility and management skills.

      Long-Term Incentive

   The employment agreements for each of Messrs. Burke and Dannhauser provided for a specific number of stock options to be granted to each executive during fiscal 2005. In determining the number of options to be granted to executives who do not have employment agreements or termination agreements, the Compensation Committee considered the level of each recipient's responsibility, the recipient's actual and potential impact on the Company's performance, the recommendations of senior management, as well as the number of Options granted in prior years. The Company does not have a target ownership level for equity holdings in the Company by senior management and other key employees.

2005 Compensation Decisions

        Salaries

   Messrs. Burke and Dannhauser were employed in 2005 pursuant to the agreements described under "Employment Agreements" above. Salary changes for these executives were made pursuant to such agreements. The salaries for the other named executive officers were based on the criteria stated above. The following 2005 base salaries were approved for the named executive officers:

                                                          Percentage Increase
  Named Executive Officer       2005 Base Salary            (2005 vs. 2004)
---------------------------- ----------------------- ---------------------------
Mark Shapiro (1)                       n/a                        n/a
James Dannhauser                   $  800,000                    3.2%
James Coughlin                     $  503,928                   (0.81)%
John Bement, Jr.                   $  270,000                   (0.76)%
Brian Jenkins                      $  250,000                   (2.63)%
Kieran Burke                       $1,118,654                    8.04%

(1) Mr. Shapiro became Chief Executive Officer in December 2005.

      Incentive Compensation

   The employment agreements for Messrs. Burke and Dannhauser provided for a cash bonus pursuant to a formula based on the Company's EBITDA for fiscal 2005. The Company achieved its target EBITDA established for fiscal 2005. As a result, Messrs. Burke and Dannhauser were entitled to the full cash bonus amount calculated pursuant to the formulas in their respective agreements--Mr. Burke received approximately $2.3 million and Mr. Dannhauser received approximately $1.8 million. Mr. Jenkins received a $300,000 bonus for fiscal 2005 pursuant to a letter agreement, described under "Employment Agreements" above, which the Company entered into in order to induce Mr. Jenkins to continue his employment with the Company during uncertain times. Other executive officers received discretionary cash bonus awards for fiscal 2005 that were recommended by management and approved by the Board and Compensation Committee in December 2005.

      Long-Term Incentive

   In 2005, the Company's Compensation Committee authorized the granting to employees of options to purchase 435,000 shares of common stock, all of which were issued to Messrs. Burke and Dannhauser pursuant to the employment agreements described above.

      Chief Executive Officer Compensation

Kieran Burke

   The Company entered into an employment agreement with Mr. Burke, in which he agreed to serve as Chief Executive Officer. Pursuant to this employment agreement, Mr. Burke earned annual compensation of $1,050,000 during 2005 and was entitled to receive a cash bonus pursuant to a specified formula based the amount by which the Company's EBITDA exceeds budgeted amounts.

   Mr. Burke's employment was terminated effective December 13, 2005. Pursuant to his termination agreement, the Company paid Mr. Burke a severance payment of $7 million and a bonus payment with respect to the Company's 2005 fiscal year of $2,334,000. The bonus payment was consistent with the bonus payable pursuant to his employment agreement and the formula previously adopted by the Compensation Committee and determined as if the Company achieved the $300 million target EBITDA for 2005. Mr. Burke also received 240,000 stock options and 80,000 shares of restricted stock, all of which vested immediately upon grant.

Mark Shapiro

   Mr. Shapiro was elected to the Board of Directors by the Company's stockholders in connection with Red Zone LLC's consent solicitation. A component of Red Zone's platform was to urge the Board of Directors to appoint Mr. Shapiro as Chief Executive Officer and President. The Board of Directors unanimously appointed Mr. Shapiro Chief Executive Officer and President on December 13, 2005. Mr. Shapiro did not receive compensation from the Company until January 2006.

   Submitted By The Compensation Committee of the Board of Directors,

                        Harvey Weinstein
                        Mark Jennings
                        Perry Rogers

                                PERFORMANCE GRAPH

   The following table shows a comparison of the five year cumulative total return to stockholders (assuming all dividends were reinvested) for the Company, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Entertainment - 500 Index. Since December 22, 1997, the common stock has traded on the NYSE under the symbol "PKS."

Six Flags -NYSE

                                           Cumulative Total Return
                               -------------------------------------------------
                                12/00   12/01   12/02    12/03    12/04    12/05


SIX FLAGS, INC.                100.00   89.48   33.22    43.75    31.24    44.86
S & P 500                      100.00   88.12   68.64    88.33    97.94   102.75
S & P MIDCAP 400               100.00   99.39   84.97   115.24   134.23   151.08
S & P MOVIES & ENTERTAINMENT   100.00   86.40   53.92    68.19    68.93    60.88


Copyright (C) 2006 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From July 2000 through December 2005, Allen & Company LLC acted as a financial advisor to the Company pursuant to which it received a $50,000 quarterly retainer. In addition, on October 19, 2004, we engaged Allen & Company to render financial advisory services to us in connection with any proxy contest or other unsolicited proposals to effect an acquisition. Stanley Shuman, one of our former directors who was removed from the Board on November 29, 2005, is a managing director of Allen & Company. During 2005, we paid to Allen & Company total fees of $3,603,284. Allen & Company also acted as an initial purchaser in our January 2005 issuance of $195,000,000 principal amount of 9 5/8% Senior Notes due 2014, of which Allen & Company purchased $9,750,000 principal amount.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors and persons who own more than ten percent of the common stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of common stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC rules and regulations to furnish us with copies of all such forms they file.

   To our knowledge, based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no additional forms were required for those persons, during 2005 all filing requirements applicable to all officers, directors, and greater than ten percent beneficial owners were complied with other than the late filing of Forms 3 and 4 by each of the following: Harvey Weinstein (Form 3).

           PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   KPMG LLP ("KPMG"), certified public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 2005.

   The Audit Committee of the Board of Directors has appointed KPMG to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2006. The ratification requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

   A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

Audit, Audit-Related and Tax Fees

   The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2005 and 2004 and fees billed for audit-related services, tax services and all other services rendered by KPMG for those years. The amount shown for Audit Fees for 2005 and 2004 include the audit of management's assessment of, and the effectiveness of, our internal controls over financial reporting.

                                                          2005        2004
                                                       ----------- ------------
Audit fees(l)                                          $1,315,500   $1,224,000
Audit-related fees(2)                                  $   21,500     $ 19,500
Tax compliance and consulting(3)                       $  412,500   $  582,500
All other                                                       -            -

(1) Also includes fees associated with registration statements and offerings. Foreign statutory audit fees were converted into US$ using December 31, 2005 exchange rates.

(2) Audit-related services consisted principally of fees for audits of employee benefit plans.

(3) Tax fees consisted of fees for tax compliance and to consulting services to us. No such services were provided to any of our employees.

Pre-Approved Services

   All audit, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's policy provides for pre-approval of audit, audit-related and internal control-related services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

       YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                  KPMG AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

              PROPOSAL 3: RATIFICATION OF REIMBURSEMENT OF EXPENSES

   On January 11, 2006, the Board approved our reimbursement of certain expenses incurred by Red Zone LLC in connection with its successful consent solicitation, subject to the Audit Committee's review of the reasonableness of such expenses and subject further to the ratification of such reimbursement by our stockholders. The Audit Committee, with the assistance of independent counsel, reviewed Red Zone's request for reimbursement, and on March 31, 2006, concluded that $10,415,000 of the expenses incurred by Red Zone was a reasonable amount to be reimbursed by the Company.

   Red Zone commenced its consent solicitation to remove three of our non-independent directors, elect Daniel M. Snyder, Mark Shapiro and Dwight Schar to the Board and amend certain of our By-Laws. During the consent solicitation, Red Zone stated that Messrs. Snyder, Shapiro and Schar, if elected, would urge the Board to effect a change in management, elect Mr. Shapiro Chief Executive Officer and implement a new operational plan to maximize stockholder value. Holders of over 57% of our outstanding common stock approved Red Zone's proposals. Since the commencement of Red Zone's consent solicitation through April 4, 2006, our stock price has increased approximately 82%.

   Since the election of Messrs. Snyder, Shapiro and Schar, the Company has already begun to execute Red Zone's new strategy through the following actions:

      o appointing Mark Shapiro Chief Executive Officer and President and hiring a new management team with a new organizational structure;

      o signing marketing and sponsorship agreements with Papa John's and National CineMedia;

      o announcing specific initiatives to improve park experience, such as a broader range of family-oriented in-park events and activities, including daily parades, fireworks, shows and the creation of a Looney Tunes and Justice League character program, featuring appearances, photo and dining opportunities, a universal employee training program to motivate and educate employees to consistently deliver high quality customer service and a new system-wide non-smoking policy;

      o hiring OgilvyOne Worldwide to assist in the Company's direct and interactive marketing program; and

      o  appointing MindShare to implement an overall media strategy.

   Red Zone submitted a request for reimbursement of $11.4 million of the $11.6 million overall expenses it incurred culminating in the successful consent solicitation. The Audit Committee reviewed Red Zone's request for reimbursement and concluded that a reasonable amount of those expenses to be reimbursed by the Company is $10,415,000, which includes $5,488,065 paid by Red Zone to obtain the executive services of Mark Shapiro and other individuals who are now employed by the Company, and which excludes $265,236 of the total private aircraft air transportation expenses incurred by Red Zone.

   Excluding the $5.4 million paid to Mr. Shapiro and the other individuals who became officers of the Company, Red Zone's expenses that were deemed reasonable by the Audit Committee are comprised of the following:

         o  $813,000 in legal fees;

         o  $2.4 million in investment banking fees;

         o  $125,000 Hart Scott Rodino filing fee;

         o $972,000 in travel expenses (including airfare, lodging, meals) incurred to meet with stockholders during the solicitation period and otherwise necessary to conduct the consent solicitation;

         o $36,000 for the cost of preparing, printing and mailing proxy materials and subsequent communications to stockholders; and

         o  $580,935 in fees and expenses for professional proxy solicitor


     With respect to the largest category of expenses--signing bonuses, payroll and benefits for Mr. Shapiro and two new executives--the Audit Committee concluded that such expenses were incurred by Red Zone at its risk for the intended benefit of the Company. Red Zone incurred these expenses so that it could ensure the availability of Mr. Shapiro to serve as our Chief Executive Officer if Red Zone was successful in its consent solicitation. In order to retain the services of Mr. Shapiro, Red Zone had to agree to pay Mr. Shapiro a signing bonus of $5 million to compensate Mr. Shapiro for leaving his promising career at ESPN at a time when the success of Red Zone's consent solicitation was uncertain. The Audit Committee also considered that the bonus was negotiated at arms length between Mr. Shapiro and Red Zone. In addition, the Audit Committee noted that Mr. Shapiro's qualifications and experience were presented to our stockholders and that our stockholders voted in overwhelming support of Red Zone's proposals with the understanding that Red Zone's nominees, if elected, would urge the Board to appoint Mr. Shapiro Chief Executive Officer. Therefore, the Audit Committee determined that reimbursement of these expenses to Red Zone would be reasonable.

   The Audit Committee also considered Red Zone's expenses in comparison to the costs the Company incurred in connection with the consent solicitation. The Company incurred an aggregate expense of approximately $9.4 million, which includes, without limitation, legal fees, investment banking fees, public relations advisor fees and proxy solicitor fees. The Audit Committee recognized that, without Mr. Shapiro's signing bonus, Red Zone's expenses were significantly less than the Company's expenses.

   The Audit Committee and all other disinterested members of the Board believe that Red Zone's expenses, at least in the foregoing amount, have resulted in a benefit to the Company and the stockholders and have therefore approved the reimbursement of such expenses. Messrs. Snyder and Schar, each of whom are members of Red Zone, and Mr. Jennings, the managing partner of a member of Red Zone, recused themselves from the discussions regarding reimbursement. Mr. Snyder, who has beneficial ownership of the Company's common stock held by Red Zone, intends to vote Red Zone's shares in favor of this Proposal 3.

            YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                REIMBURSEMENT OF CERTAIN OF RED ZONE'S EXPENSES.

        PROPOSAL 4: APPROVAL OF THE 2006 STOCK OPTION AND INCENTIVE PLAN

   The Board has adopted the Company's 2006 Stock Option and Incentive Plan (the "Plan"), subject to the approval by the stockholders at the Annual Meeting. A copy of the Plan is attached hereto as Appendix C. The Plan is intended to help the Company attract, retain and motivate key employees (including officers) of the Company and attract and retain highly qualified candidates to serve on the Company's Board.

   The Plan provides for grants of options ("Options") to purchase common stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that will not so qualify ("Non-Qualified Options"). The Plan also provides for (i) grants of stock appreciation rights ("SARs") and (ii) grants of common stock and sales of common stock at incentive prices ("incentive stock awards"). The Company will reserve 2,000,000 shares of common stock for issuance pursuant to the Plan.

Grants Under Existing Plans

   After giving effect to the issuance in 2006 of stock options to the Company's executive officers and directors, there are options to purchase 4,868,000 shares of common stock outstanding under the Company's existing stock option and incentive plans. These options have a weighted average exercise price of $14.15 and a weighted average term to expiration of 5.98 years. There are 700,000 shares of restricted stock outstanding on the date of this Proxy Statement. As of the date of the Proxy Statement, there are 1,014,874 shares available for grant under all existing plans.

Background of Stockholder Approval Requirement

   Stockholder approval of the Plan is required in order for Options granted under the Plan to qualify as Incentive Options under Section 422 of the Code. The Plan that is to be approved by stockholders must designate the aggregate number of shares which may be issued under the plan and the class of employees eligible to receive options under the plan. Stockholder approval must be obtained within 12 months before or after adoption of the plan by the Board. Stockholder approval also is needed in order for qualified Options granted under the Plan to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code (described below). Finally, stockholder approval of the Plan is required by NYSE rules. For these reasons, the effectiveness of the Plan is conditioned upon stockholder approval at the Annual Meeting.

   Section 162(m) of the Code disallows a tax deduction for annual compensation in excess of $1 million that is paid to certain employees of a corporation whose common stock is subject to the registration requirements of Section 12 of the Exchange Act. This limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, grants under the Plan will not satisfy the requirements to be "qualified performance-based compensation" unless stockholders approve the class of employees eligible to receive grants under the Plan, the maximum number of shares with respect to which grants can be made to any one employee under the Plan, the business criteria to be used in making grants (except in the case of Options and SARs that have an exercise price equal to the fair market value of the common stock on the grant date) and sufficient information to enable stockholders to compute the maximum amount of compensation payable to any employee. Another requirement for "qualified performance-based compensation" is that grants under the Plan be made by a compensation committee of the Board consisting solely of two or more "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3). Thus, grants by the committee will not qualify as "qualified performance based compensation" under
Section 162(m) unless all of the members of the compensation committee making the grant qualify as "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3).

   Options and SARs granted with an exercise price that is less than the fair market value of the common stock on the grant date, incentive stock awards and sales of incentive stock at less than fair market value will not qualify as "qualified performance-based compensation" under Section 162(m) absent stockholder approval of the business criteria on which are based the performance goals that would have to be met in order to receive such grants or awards. No such stockholder approval is being sought at the Annual Meeting.

Description of the Plan

   The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth in Appendix C to this Proxy Statement.

Administration of the Plan

   The Plan will be administered by the Compensation Committee (the "Committee") of the Board. The Committee will be appointed by the Board and will consist at all times of at least two members of the Board who are "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee will be authorized to interpret the Plan, adopt and amend rules and regulations relating to the Plan, and determine the recipients, form and terms of Options, SARs and incentive stock awards granted under the Plan. All Options, SARs and incentive stock awards will be evidenced by a written agreement (an "Award Agreement").

Shares Available

   Under the Plan, the maximum number of shares of common stock that may be subject to Options, SARs or incentive stock awards may not exceed an aggregate of 2,000,000 shares. This maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization. If a SAR is exercised, the Option that is surrendered in connection with the exercise of the SAR will terminate and the shares subject to that Option will not be available for further issuance under the Plan. If (a) an Option or SAR granted under the Plan is forfeited, terminates or is cancelled for any reason before it is exercised in full, (b) shares sold under the Plan are reacquired by the Company under a right established when the shares were sold, or (c) shares are surrendered by an optionee in payment of the exercise price of an Option or are withheld to satisfy all or a portion of the tax withholding obligations related to an award under the Plan, the shares reserved for such Option or SAR that was forfeited, terminated or cancelled or that were reacquired, surrendered or withheld will again be available for grants under the Plan and will not count toward the maximum number of shares issuable under the Plan.

   No one employee may be granted Options or other rights, including SARs and incentive stock awards, with respect to, in the aggregate, more than 1,000,000 shares of common stock, as adjusted on account of certain events, such as a stock split, reorganization or recapitalization. If an Option or SAR granted to an employee under the Plan is forfeited, terminates or is cancelled for any reason before it is exercised in full, or if any shares sold to an employee under the Plan are reacquired by the Company under a right established when the shares were sold, are surrendered by an optionee in payment of the exercise price of an Option or are withheld to satisfy all or a portion of the tax withholding obligations related to an award, the shares reserved for such Option or SAR that was forfeited, terminated or cancelled or that were reacquired, surrendered or withheld will count toward the maximum number of shares issuable to such employee under the Plan. For this purpose, a reduction of the exercise price of an Option is treated as a cancellation of the Option and the issuance of a new Option.

Eligibility

   Key employees (including, but not limited to, officers and directors who are employees) of the Company and its subsidiaries are eligible for grants of Options, SARs and incentive stock awards under the Plan. Directors who are not employees of the Company or its subsidiaries are eligible for grants of Options under the Plan. Options granted to non-employee directors will not qualify as Incentive Options for tax purposes.

Exercise Price of Options

   The Company will receive no monetary consideration for the grant of Options under the Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value of the underlying common stock on the date the Option is granted (or, if the optionee beneficially holds 10% or more of the Company's outstanding common stock (a "10% Holder"), cannot be less than 110% of such fair market value). The exercise price of a Non-Qualified Option shall be determined by the Committee, but shall not be less than 50% of the fair market value of the underlying common stock on the date the Option is granted. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization.

Payment Upon Exercise of Options

   Payment for shares purchased by exercising an Option must be made in cash or, if the individual Option Award Agreement so provides, by surrender of all or part of the Option in exchange for a number of shares of common stock having a total fair market value on the date of surrender equal to the difference between
(i) the fair market value of the shares that could be acquired by exercising the portion of the Option that is surrendered and (ii) the exercise price that would be paid to the Company on a cash exercise of that portion of the Option. If an individual Option Award Agreement so provides, payment of the exercise price also may be made by delivery of common stock having a fair market value equal to the exercise price.

Term of Options

   The Committee will determine the term of Options granted under the Plan. The term of an Incentive Option may not exceed ten years (or, in the case of a 10% Holder, five years). Options granted under the Plan generally will have a term of seven years.

Termination of Employment or Other Service

   Option Award Agreements generally will provide that Options will be forfeited upon termination of employment or service as a director except that (i) in the case of involuntary termination without cause, Options will be exercisable for three months after termination to the same extent they were exercisable prior to termination, (ii) in the case of termination due to disability, Options will be exercisable for one year after termination to the same extent they were exercisable prior to termination and (iii) in the case of death (including death during the three month period referred to in (i) or the one-year period referred to in (ii)), Options will be exercisable for one year after death to the same extent they were exercisable on the date of death. After the death of an optionee, the Option will be exercisable by the legal representative of the optionee or by the person that acquired the Option by reason of the death of the optionee. Option Award Agreements may provide for the Options to fully vest in the event of termination due to disability or death.

Non-Transferability of Options

   Options are not transferable by the optionee except by will, by the laws of descent and distribution or as otherwise permitted in the Plan and provided for in the Option Award Agreement. Proposed Treasury Regulations (the "Proposed Regulations") would allow Incentive Options to be transferred to a trust if, under Section 671 of the Code and applicable state law, the optionee is considered the sole beneficial owner of the Option while it is held in trust. Option Award Agreements may permit transfers of Incentive Options to such a trust. In the case of an Option that does not qualify as an Incentive Option, the Option Award Agreement also may permit the optionee to transfer the Option to the optionee's immediate family members, trusts for their exclusive benefit or partnerships of which the optionee or such family members are the only partners.

   The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by SEC regulations and, in the case of an Incentive Option, the restrictions described below under "Certain Federal Income Tax Consequences."

Stock Appreciation Rights

   A tandem SAR permits an optionee to surrender all or part of an Option to the Company for cancellation and receive an amount (in cash, shares of common stock or both) equal to the excess, if any, of (i) the fair market value, at the time of surrender, of the shares of common stock subject to the Option over (ii) the exercise price of the Option. A SAR cannot be exercised before the related Option is exercisable or after the related Option is forfeited or terminates. Furthermore, a SAR can be exercised for cash only during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such day. Upon exercise of a SAR, payment to the holder may be made in cash, common stock or both, as the Committee designates. SARs are subject to the same terms regarding transferability as Non-Qualified Options. The exercise of a SAR is subject to such further conditions and limitations as the Committee may determine, including such conditions on exercise as may be required to comply with Rule 16b-3 under the Exchange Act.

Stock Awards

   A participant may be granted shares of Company stock subject to such terms and conditions as determined by the Committee. In general, such shares will be subject to a risk of forfeiture and to restrictions on transfer until the vesting conditions related to the award are satisfied. The awards may be granted without requiring any payment by the participant or such payment below fair market value as the Committee determines.

Duration of the Plan

   The Plan will terminate automatically and no Options, SARs or incentive stock awards may be granted after ten years have elapsed from the earlier of the date the Plan was approved by the Board or the effective date of the Plan. The Plan may be terminated at any prior time by the Board. Termination of the Plan will not affect Options, SARs or incentive stock awards that were granted prior to termination.

Amendment, Suspension or Termination

   The Plan may be amended, suspended or terminated at any time by the Board. However, no action of the Board may, without the approval of the Company's stockholders entitled to vote thereon, (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares that may be issued under the Plan (except for certain non-dilutive adjustments described above), or (iii) change the eligibility requirements for participation in the Plan.

   The Proposed Regulations, discussed above, would require new stockholder approval of a plan if there is a change in the type of stock for which options are granted under the plan or if there is a change in the corporation granting options under the plan. New stockholder approval must be obtained within 12 months before or after the change.

Certain Federal Income Tax Consequences

   The following is a general summary of certain present federal income tax law consequences of the Plan to the Company and Plan participants. The present tax law consequences of the Plan are subject to change, possibly with retroactive effect. Other tax consequences of the Plan (including federal estate and gift tax consequences and all state, local and foreign tax consequences) are not discussed.

   Incentive Options

   Incentive Options can be granted only to employees. Options granted to non-employee directors do not qualify as Incentive Options. Employees are not subject to federal income tax upon the grant of an Incentive Option. Employees also are not taxed on the exercise of an Incentive Option, provided that the common stock acquired upon exercise of the Incentive Option is not sold by the employee within two years after the Option was granted or within one year after the Option is exercised (the "required holding period").

   However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of an Incentive Option and the fair market value of the common stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The employee is required to include the amount of such difference in AMT income in such year and to compute his AMT tax basis in the shares so acquired in the same manner as if a Non-Qualified Option had been exercised. Whether an employee will owe AMT in the year an Incentive Option is exercised will depend on the employee's particular tax circumstances. AMT paid on the exercise of an Incentive Option will be allowed as a credit to the extent regular tax exceeds AMT in future years.

   On a sale, after the required holding period, of common stock that was acquired by exercising an Incentive Option, the difference between the employee's tax basis in such common stock and the amount realized in the sale of the common stock is long-term capital gain (or loss).

   If common stock acquired upon exercise of an Incentive Option is disposed of by the employee during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the fair market value of the common stock on the exercise date (or, if less, the amount realized in such disposition) over (ii) the exercise price, is taxed to the employee as ordinary income. Further gain or loss, if any, is capital gain or loss, which is long-term or short-term depending on whether the employee has held the common stock for more than one year on the date of the disqualifying disposition. If an employee pays the exercise price of an Option by delivering common stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period for such common stock, the employee is treated as having made a disqualifying disposition of the common stock so delivered.

   In the case of Incentive Options, the aggregate fair market value (determined at the time the Options are granted) of the common stock with respect to which Incentive Options first become exercisable by an employee during a calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options or SARs. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 limit, it is treated as a Non-Qualified Option.

   Non-Qualified Stock Options And Stock Appreciation Rights

   Participants generally do not recognize income for federal income tax purposes upon the grant of a Non-Qualified Option or SAR. Upon exercise of a Non-Qualified Option, a participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price of the Option. Upon receipt of cash or shares when a SAR is exercised, a participant generally recognizes ordinary income in an amount equal to the amount of cash and the fair market value of the shares received.

   Except as discussed in the following paragraph, a participant's tax basis in common stock received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized upon exercise of the Option, plus the amount paid to exercise the Option. The holding period for the common stock begins on the day after the Option is exercised.

   If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. However, the exercise of the Non-Qualified Option is taxed to the participant, and the Company generally is entitled to a deduction, in the same amount and at the same time as they would have been if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares delivered in payment of the exercise price is the same as his tax basis in the shares so delivered. His holding period for such number of shares includes his holding period for the shares so delivered. The participant's tax basis and holding period for the additional shares received upon exercise is the same as it would have been if the participant had paid the exercise price in cash.

   If a participant receives common stock upon exercise of a Non-Qualified Option or SAR and thereafter disposes of the common stock in a taxable transaction, the difference between the amount realized in the disposition and the participant's tax basis in the common stock is capital gain (or loss), which is short-term or long-term, depending on whether the participant has held the shares for more than one year on the date of disposition.

   Stock Awards

   A participant generally recognizes ordinary income equal to the fair market value the stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted stock.

Reporting And Withholding

   Incentive Options

   The Company will furnish a written report to each employee that exercises an Incentive Option containing information about the exercise. This report is provided to the employee on or before January 31 of the year following the year of exercise. If the employee makes a disqualifying disposition of the common stock received upon exercise of an Incentive Option, the Company must report the disqualifying disposition to the employee and to the Internal Revenue Service ("IRS").

   Pending issuance of final IRS guidance, an employee who exercises an Incentive Option is not subject to Federal Insurance Contributions Act tax ("FICA"), Federal Unemployment Act tax ("FUTA") or federal income tax withholding on either the exercise of an Incentive Option or the disposition (whether or not a disqualifying disposition) of common stock acquired upon exercise of an Incentive Option. The IRS is considering whether FICA, FUTA or federal income tax withholding should be imposed in any of these circumstances. However, any final guidance imposing such taxes would not apply to the exercise of an Incentive Option that occurs before the January 1st following the second anniversary of the date guidance to that effect is published.

   Non-Qualified Options and SARs

   Ordinary income recognized by an employee on the exercise of a Non-Qualified Option or SAR must be reported to the employee and the IRS and is subject to FICA, FUTA and federal income tax withholding. Award Agreements may authorize the Company to satisfy its withholding obligations from the common stock issued upon exercise of a Non-Qualified Option, from common stock or cash issued upon exercise of a SAR, from cash compensation otherwise payable to the employee or by requiring the employee to pay such amount to the Company in cash.

   Stock Awards

   Ordinary income recognized by an employee on the vesting of a share award (or, if made, upon the making of an election under Section 83 of the Internal Revenue Code) must be reported to the employee and the IRS and is subject to FICA, FUTA and federal income tax withholding. Award Agreements may authorize the Company to satisfy its withholding obligations from the common stock issued in connection with award or from cash compensation otherwise payable to the employee or by requiring the employee to pay such amount to the Company in cash.

   Deduction by the Company

   The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of the disqualifying disposition, provided the deduction is otherwise allowable under the Code and the Company satisfies its tax reporting obligations with respect to such income.

   When a Plan participant exercises a Non-Qualified Option or a SAR or when a share awards vests (or, if made, upon the making of an election under Section 83 of the Internal Revenue Code), a deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided the deduction is otherwise allowable under Code and the Company satisfies its tax reporting obligations with respect to such income.

            YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
              APPROVAL OF THE 2006 STOCK OPTION AND INCENTIVE PLAN.

              PROPOSAL 5: APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

   The Board has adopted the Company's 2006 Employee Stock Purchase Plan (the "2006 ESPP"), subject to the approval by the stockholders at the Annual Meeting. A copy of the 2006 ESPP is attached hereto as Appendix D. The purpose of the 2006 ESPP is to provide employment incentive through a capital accumulation opportunity, link employee and stockholder interests and provide an opportunity for employees to purchase our common stock.

      The following summary of the 2006 ESPP is qualified in its entirety by reference to the complete text thereof.

   Summary of the Six Flags, Inc. 2006 Employee Stock Purchase Plan

      Under the 2006 ESPP, 500,000 shares of our common stock are authorized for purchase.

     Each employee who is employed by the Company or a participating subsidiary immediately prior to the first day of an offering under the 2006 ESPP and whose customary employment with the Company or participating subsidiary is at least twenty hours per week and more than five months in a calendar year is eligible for participation in such offering; provided, however, that employees who have been employed for less than two years will not be eligible.

      The 2006 ESPP provides that the Compensation Committee may from time to time determine the date on which we shall commence an offering to all eligible employees for the purchase of common stock. Each offering will provide that an eligible employee may elect to purchase a number of shares of common stock determined by the Compensation Committee.

   Notwithstanding the above, no employee may be eligible to (i) participate in the ESPP if, immediately after a grant of an option under the ESPP, the employee would own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of one of our subsidiaries or (ii) receive rights to purchase shares in any single calendar year having an aggregate fair market value at the time of grant in excess of $25,000. Each offering shall have a stated term as determined by the Compensation Committee but not longer than 27 months and may have a purchase price of not less than 95% of the fair market value of a share of Common Stock on the last day of that offering. A participant may not elect to purchase any portion of the shares covered by the employee's purchase right prior to the end of any such purchase period. It is anticipated that cash proceeds received by the Company from any sale of common stock under the 2006 ESPP will be used for general corporate purposes.

      Under the terms of the 2006 ESPP, the shares of common stock authorized to be sold will be authorized and unissued common stock. The 2006 ESPP provides for adjustments in the number of shares which may be purchased and the purchase price in the case of certain changes in the Company's capital structure and other corporate events when the Compensation Committee deems such adjustments to be necessary in order to preserve the benefits or potential benefits to be made available under the 2006 ESPP.

      Upon a change-in-control of the Company, the expiration date of the offering shall be deemed to have occurred and all the outstanding purchase rights will be deemed to have been exercised.

      The Compensation Committee shall have sole discretion in determining when to make offers and which of our subsidiaries shall be eligible to participate in such offerings under the 2006 ESPP. In addition, each offering shall contain such terms and conditions not inconsistent with the 2006 ESPP as the Compensation Committee shall prescribe. The terms of each offering will be communicated to each eligible employee. The offerings made under the 2006 ESPP are subject to applicable tax withholding requirements and may not be assigned or transferred.

      No offering may commence under the 2006 ESPP after May 25, 2016. The 2006 ESPP may be amended or terminated at any time by the Board (and in some circumstances, the Compensation Committee), except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Compensation Committee has determined it is necessary or desirable to have the Company comply.

      The 2006 ESPP is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

   United States Federal Income Tax Consequences

      Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the 2006 ESPP or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock's value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, if such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

            YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                APPROVAL OF THE EMPLOYEE STOCK PURCHASE PROGRAM.

              PROPOSAL 6: AMENDMENT TO BY-LAWS TO PERMIT VACANCIES
                ON OUR BOARD OF DIRECTORS TO BE FILLED BY EITHER
                   THE REMAINING BOARD MEMBERS OR STOCKHOLDERS

   Section 4.4 of our By-Laws currently provides that if the office of any director becomes vacant due to death, resignation, disqualification, removal or otherwise, such vacancy may only be filled by our stockholders, and not by the remaining directors. This By-Law was adopted by our stockholders as part of Red Zone's consent solicitation to remove three directors as a precaution to prevent our prior Board from taking any actions on its own that would impede the effectiveness of Red Zone's proposals, if successful, or otherwise negatively impact Red Zone's ability to effect the will of our stockholders.

   After Red Zone's successful consent solicitation and the subsequent changes in directors, the Board has determined that the protection that Section 4.4 provided is no longer necessary and it unduly restricts the Board's ability to fill vacancies as they may arise during the year. Directors may resign at any time, not just at an annual meeting during which his or her successor may be elected immediately. If the Board does not have the ability to fill a vacancy when a director resigns, then the Board will either have to call a special meeting of stockholders, commence a written consent or wait until the next year's annual meeting to elect a new director. Each of these procedures will cause a significant delay in filling the vacancy and could cause us to be out of compliance with the New York Stock Exchange Corporate Governance Rules, our Board committee charters and our Corporate Governance Principles. Such governance rules and provisions require the Board to be comprised of a majority of independent directors and specify the minimum number of directors that must be on Board committees. If any such noncompliance with the New York Stock Exchange is not timely corrected, the New York Stock Exchange could delist the Company. A delay in filling a vacancy would also disrupt Board continuity and the daily functioning of the Board.

   Your Board therefore desires the flexibility to fill a vacancy on the Board without calling a meeting of stockholders or commencing a written consent when it determines that such action is in the best interest of the Company. Section 223 of Delaware General Corporation Law permits this greater flexibility with respect to filling a vacancy on the Board. We have selection, nomination and appointment procedures in place in the Corporate Governance Guidelines and as described above under "Corporate Governance--Nomination Process" which the Nominating and Corporate Governance Committee will follow when recommending a candidate to the Board to fill a vacancy.

   Adoption of this proposal will not eliminate our stockholders' ability to fill vacancies due to death, resignation, disqualification, removal or otherwise. If such a vacancy occurs, stockholders may still nominate a candidate for approval by a majority of the stockholders. Amending this By-Law provision will simply provide the Board with the same power so that we can avoid adverse consequences that could result from director resignations.

   The Board proposes that the first sentence of Section 4.4 of our bylaws be replaced in its entirety by the following:

            "If the office of any Director shall become vacant by reason of death, resignation, disqualification, removal or otherwise, such vacancy may be filled by the remaining Directors or by the stockholders at any regular or special meeting of the stockholders (or by written consent in lieu thereof by stockholders having the minimum number of votes that would be necessary to authorize such action at a meeting), and the successor or successors shall hold office for the unexpired term."

           YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS
            PROPOSAL TO AMEND THE BY-LAWS TO PERMIT VACANCIES ON OUR
      BOARD OF DIRECTORS TO BE FILLED BY EITHER THE REMAINING BOARD MEMBERS
                                OR STOCKHOLDERS.

                           2007 STOCKHOLDER PROPOSALS

   In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2007 Annual Meeting, the proposal must be received at our offices no later than December 22, 2006. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement. With respect to proposals submitted by a stockholder other than for inclusion in the Company's 2007 proxy statement and related form or proxy, timely notice of any shareholder proposal must be received by us in accordance with our By-laws and our rules and regulations no earlier than January 25, 2007 and no later than February 24, 2007. Any proxies solicited by the Board of Directors for the 2007 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

   Any stockholder who wishes to submit a stockholder proposal should send it to the Secretary of the Company at 1540 Broadway, New York, NY 10036.

                                  OTHER MATTERS

   The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

   All costs in connection with the solicitation of the enclosed proxy will be borne by the Company. In addition to solicitations of proxies by use of the mail, certain of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone, facsimile and mail. The Company has retained Innisfree M&A Incorporated to solicit proxies for a fixed fee of $15,000, plus reimbursement of certain out-of-pocket expenses. In addition, we will also request brokers, dealers, banks and other nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

                               Walter S. Hawrylak
                               Secretary

New York, New York
April 21, 2006

                                   APPENDIX A

                             Audit Committee Charter

I.    PURPOSE

   The primary purpose of the Audit Committee (the "Committee") shall be to assist the Board of Directors (the "Board") in fulfilling its responsibility for the integrity of the company's financial reports. To carry out this purpose, the Committee shall oversee: (A) management's conduct of the Company's financial reporting process, including the integrity of the financial statements and other financial information provided by the Company to governmental and regulatory bodies, to shareholders and other securityholders, or to other users of such information, (B) the Company's compliance with legal and regulatory requirements, (C) the appointment, qualifications (including independence) and performance of the Company's independent auditor and the quality of the annual independent audit of the Company's financial statements and (D) the performance of the Company's internal audit function and management's establishment and application of the Company's systems of internal accounting and financial controls and disclosure controls. The Committee shall also act upon reported violations of the Company's Code of Ethics For Senior Financial Officers. The Committee shall also monitor the Company's safety programs as described below. The Committee shall also carry out such other functions as shall from time to time be assigned to it by the Board of Directors.

   In carrying out its purpose, the goal of the Committee shall be to serve as an independent and objective monitor of the Company's financial reporting process and internal control systems, including the activities of the Company's independent auditor and internal audit function, and to provide an open avenue of communication with the Board of Directors for, and among, the independent auditor and financial and executive management.

   For purposes of this charter, reference to the business or affairs of the Company shall include the business or affairs of any subsidiary of the Company whose results of operations are consolidated with those of the Company for financial reporting purposes. The Committee's oversight shall also extend to any company controlled by the Company, even though its results of operations are not so consolidated, to the extent that the Committee shall consider appropriate.

II.   COMMITTEE MEMBERSHIP; CHAIR

   The Committee shall be comprised of three or more members of the Board of Directors, selected by the Board, each of whom has been determined by the Board of Directors to be "independent" in accordance with the criteria established by the U.S. Securities and Exchange Commission ("SEC") under Section 301 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the listing standards of the New York Stock Exchange. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

   All members of the Committee must be familiar with basic finance and accounting practices and be able to read and understand financial statements and be familiar with the Company's financial statements and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time.

   The Board of Directors may appoint one member to be the chairman of the Committee. If the Board fails to appoint a chairman, the members of the Committee shall elect a chairman by majority vote of all members. In the absence of the chairman, the members present at a meeting may elect a chairman for the meeting. The chairman will preside at meetings of the Committee and, subject to action by the entire Committee, set the agenda for Committee meetings.

III.  COMMITTEE MEETINGS; ACTION BY THE COMMITTEE

   The Committee shall establish a regular meeting schedule, shall regularly meet at least quarterly, and shall meet more frequently as the members deem appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee by notice given to all members. Notice of meetings shall be given at least 48 hours in advance, provided that, if exigencies of the circumstances pertaining to the matters to be addressed warrant, any lesser notice reasonable under the circumstances shall be sufficient. No notice of a regularly scheduled meeting shall be required. Notice may be waived by any member as permitted by law. Meetings of the Committee may be held telephonically or by other means of communication, provided that each member present may hear and communicate with each other member present.

   A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the committee. The Committee shall act by vote of a majority of the members of the Committee (assuming no vacancies).

   The Committee may form and delegate authority to subcommittees consisting of one or more members whenever it considers appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting and all other actions taken by a subcommittee shall be reported to the Committee on a regular basis. The chairman of the Committee is delegated authority to act for the committee as a subcommittee thereof in respect of any matter on which the Committee may act whenever the exigencies of the circumstances pertaining to such matter make such action appropriate, except with respect to the retention or dismissal of the Company's independent auditor. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

   The Committee shall meet regularly, which shall be not less often than once annually, in separate executive sessions with each of (i) the Company's senior executive and financial officers and (ii) the Company's independent auditor to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the company's quarterly financial statements.

   All non-management directors who are not members of the Committee may attend regularly scheduled meetings of the Committee (but may not vote in respect of Committee matters), except as the Committee may otherwise provide. In addition, the Committee may invite to its meetings any director, member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person not a member, as it deems appropriate in order to carry out its responsibilities.

IV.   RESPONSIBILITIES AND AUTHORITY - FINANCIAL MATTERS

   The Committee shall carry out its responsibility for the integrity of the company's financial reporting by performing the activities specified by this charter and such other activities as the Committee shall from time to time consider appropriate. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

   It is recognized that the Company's management is responsible for establishing the Company's internal accounting controls and preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. It is further recognized that the Company's financial management, as well as the outside auditors, have more time, information concerning the Company and expertise in financial reporting matters pertaining to the Company than do Committee members and that, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

   In fulfilling its responsibilities, the Committee shall have full access to the Company's book, records, facilities and personnel and the power and authority to investigate any matter brought to its attention. The Committee shall have authority to require any officer of the Company to render to it any report it considers appropriate to carry out these responsibilities. All employees of the Company shall be required to cooperate with the Committee and any person authorized to act on its behalf in any inquiry being conducted by the Committee. In connection with any inquiry or investigation of the Committee, or as the Committee may otherwise consider appropriate to the carry out its responsibilities, the Committee shall be entitled to retain outside legal, accounting, financial or other experts and advisors and shall be provided funding from the Company sufficient to engage such persons. The Committee shall have the authority to determine the compensation to be paid and the other terms of such engagement. The Company shall provide adequate funding for the operation of the Committee and the appropriate officers of the Corporation are hereby authorized to expend the funds necessary for the conduct of the Committee's business upon direction of the Committee or the Chairman thereof, without further authorization of the Board of Directors.

   In order to carry out its purpose, the Committee has been delegated by the Board of Directors, and shall have, authority and power over, and shall be responsible for, the following specific matters and shall carry out the following specific functions, subject, however, to any further action that may be taken by the Board of Directors:

      Supervision of the Independent Audit of the Company's Financial Statements

            1. the selection, appointment, termination, evaluation, compensation and oversight of the work of the Company's independent auditor, including approval of the terms and scope of its engagement to conduct an annual audit of the Company's financial statements, subject to approval of the appointment of the Company's independent auditor by the Company's shareholders; the Committee alone shall have authority on behalf of the Company to appoint or terminate the appointment of the Company's independent auditor and the independent auditor shall report directly to the Committee and in the conduct of the annual audit shall be subject to direction only by the Committee;

            2. in connection with the selection of the Company's independent auditor, obtaining and reviewing annually a report by the independent auditor describing: (i) the auditor's internal quality- control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company;

            3. approval on behalf of the Company in advance of any audit services to be provided to the Company by the independent auditor and, to the extent permitted by law to be provided by the independent auditor, any non-audit services to be provided to the Company by it; provided, however, that the provision by the independent auditor of non-audit services shall be permissible without the prior approval of the Committee in cases where (i) the aggregate compensation for all such non-audit services constitutes not more than 5% of the total compensation payable by the Company to the auditor for the fiscal year of the Company in which such non-audit services are provided, (ii) such non-audit services were not considered by the Committee as services that might be provided to the Company by the independent auditor at the time of its appointment, and (iii) the provision of such services by the independent auditor are promptly brought to the attention of the Committee and approved prior to completion of the audit for the year in which such services were provided (which approval may be provided by the Chairman of the Committee or any other member or members to whom the Committee delegates such approval authority);

            4. reviewing and evaluating, at least annually, the qualifications, performance and independence of the Company's independent auditor and reporting to the Board on the conclusions of its review; in conducting its review and evaluation, the Committee should:

                   (a) determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with applicable law, and

                   (b) take into account the opinions of management and the company's personnel responsible for the internal audit function.

            5. establishing hiring policies for the Company in respect of employees and former employees of the independent auditor;

            6. reviewing (i) any audit problems or difficulties encountered in the course of the work of the independent auditor, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the audit plan; (iii) the annual budget for and staffing of the independent audit; and (iv) the coordination of audit efforts between the independent auditor and the Company's internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

            7. the resolution of any disagreement between management and the independent auditor regarding the presentation of the Company's financial position and results of operations in the Company's financial statements;

      Overview of the Internal Audit Function, Internal Controls and Financial Reports

            8. reviewing with the independent auditor and management: the adequacy of the Company's internal accounting and financial controls and procedures and disclosure controls and procedures, including computerized information system controls, procedures and security and including any report provided by the chief financial officer or chief executive officer regarding any material aspect of the Company's internal accounting and financial control system; and, in such regard, (i) management and the independent auditor shall brief the Committee on any of the following matters that come to their attention: (A) significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (B) fraudulent activity, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and the related findings, and (C) the recommendations of the independent auditor for addressing any such matters, together with management's responses, and (ii) the Committee shall receive a report on and consider, at least annually, the implementation of any improvements to the Company's internal accounting controls and procedures undertaken as a result of any such review until such improvements have been fully implemented;

            9. reviewing (i) any audit problems or difficulties encountered in the course of the conduct of the internal audit function, including any restrictions on the scope of activities or access to required information; (ii) any material changes required in the planned scope of the annual internal audit plan; and (iii) the coordination of audit efforts between the independent auditor and the Company's internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

            10. establishing and overseeing the maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

            11. reviewing and discussing quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used in the preparation of the Company's financial statements; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management for use in the Company's financial statements, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management regarding the Company's financial reports, such as any management letter or schedule of unadjusted differences;

            12. reviewing with the independent auditor (i) all of its significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iv) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

            13. reviewing the Company's financial statements, including (i) prior to public release, reviewing with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC, including (A) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
                  (B) any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers and (C) discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 or No. 71, (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports, (iii) making a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC and (iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

            14. reviewing with management the Company's earnings press releases (including the use of any "pro forma" or "adjusted" non- GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies; it being understood, however, that the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance;

            15. reviewing with management and the independent auditor significant risks or exposures to the Company's business and assessing the steps management has taken to minimize such risks and the Company's underlying policies and guidelines with respect to risk assessment and risk management;

            16. reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

      Legal Compliance

            17. reviewing periodically with the Company's General Counsel legal and regulatory matters that may have a material impact on the Company's financial statements;

      General

            18. reviewing and approving in advance all proposed transactions between the Company and any director, executive officer or holder of ten percent or more of the Company's voting stock, other than any transactions in the ordinary course between the Company and any such holder provided such holder is an institutional investor (i.e. an entity which files reports on Form 13-G under the Securities Exchange Act of 1934).

            19. preparing all reports required to be included in the Company's proxy statement by the Company's audit committee, pursuant to and in accordance with applicable rules and regulations of the SEC.

            20. reporting regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors or the performance of the internal audit function and with respect to such other matters as are relevant to the Committee's discharge of its responsibilities and, in such regard, the Committee shall provide such recommendations as the Committee may deem appropriate; and

            21. maintaining minutes or other records of meetings and actions of the Committee.

V.    RESPONSIBILITIES AND DUTIES - SAFETY MATTERS

   The Committee shall have the additional role of specified oversight of the Company's safety policies and procedures as reflected in the Company's Safety Manual (the "Safety Procedures"); the Company's management is responsible for developing and implementing the Company's Safety Procedures and their adequacy. Additionally, it is recognized that the Company does employ and retain individuals with expertise and experience in the safe operation of the Company's amusement facilities and that these individuals, and not the Committee members, have the time, knowledge and information necessary to assess the adequacy of the Company's Safety Procedures for assuring adherence to those policies. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to safety matters.

   The following functions shall be the common recurring activities of the Committee in carrying out its safety oversight function. These functions are set forth as a guide with understanding that the Committee may diverge from this guide as appropriate given the circumstances.

   The Committee's duties and responsibilities will include:

            1. Review, on an annual basis, a report addressed to the Committee from the person designated by management as the executive in charge of safety matters (the "Safety Manager") concerning the appropriateness of the Company's existing Safety Procedures, their implementation and any proposals of the Safety Manager or management concerning changes therein.

            2. Review, on an annual basis, a report from the Company's General Counsel regarding the appropriateness of the Safety Procedures under existing law and including a discussion of new legislation and legal trends.

            3. The Chair or such other member or members designated by the Committee will act as special liaison between the Committee and the Safety Manager and will be available to discuss with the Safety Manager, either by phone or in person, any safety issues that the Safety Manager believes require Committee attention prior to the next scheduled Committee meeting. Without limiting the generality of the foregoing, in the event of any material dispute between the Safety Manager and senior management of the Company with regard to safety matters, the Safety Manager shall bring such situation to the attention of the Chair or such designated member or members of the Committee.

            4. In the event of any vacancy in the position of Safety Manager, the Committee (or designated members thereof) will meet with any person whom management proposes to be selected as the successor Safety Manager prior to the effectiveness of such selection. In that case the Committee will make a recommendation to management regarding such selection.

            5. The Committee shall instruct management to develop procedures so that any park-level Safety Manager is able to report directly to the Company's Safety Manager any safety concerns relating to such park.

            6. Periodically report to the Board of Directors on significant results of the foregoing activities.

                             Annual Self-Evaluation

   In addition, the Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

                                   APPENDIX B

              Nominating and Corporate Governance Committee Charter

I. PURPOSES

      The Nominating and Corporate Governance Committee (the "Committee") shall assist the Board of Directors (the "Board of Directors" or the "Board") in (i) identifying individuals qualified to serve as directors and recommending to the Board the director nominees for election at the next annual meeting of shareholders, (ii) developing and recommending to the Board a set of effective corporate governance guidelines and principles applicable to the Company, (iii) reviewing, on a regular basis, the overall corporate governance of the Company and recommending improvements when necessary and (iv) overseeing the Company's policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board.

II. COMMITTEE MEMBERSHIP

      The Committee shall be comprised of three members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" in accordance with the rules of the New York Stock Exchange, Inc.

      The members of the Committee shall be appointed by the Board of Directors and continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board of Directors at any time.

      The Board of Directors may appoint one member to be the Chairman, who shall chair all regular sessions of the Committee and set the agendas for Committee meetings. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of the full Committee.

III. COMMITTEE MEETINGS; ACTION BY THE COMMITTEE

      The Committee shall have regular meetings on a semi-annual basis, or more frequently as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

      The Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

IV. RESPONSIBILITIES AND AUTHORITY

      The responsibilities of the Committee are set forth below. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

      In fulfilling its responsibilities, the Committee is empowered to investigate any matter brought to its attention. The Committee has the power to retain outside counsel or other advisors for this purpose and will receive adequate funding from the Company to engage such advisors. The Committee shall have the sole authority to retain, compensate, terminate and oversee director search firms and recruitment consultants for use in identifying qualified candidates to serve on the Board.

      1. Establish the standards, criteria and process for the selection of individuals to serve on the Board of Directors. Consider and review periodically the director criteria and qualifications, which shall be included in the Company's Corporate Governance Principles.

      2. Identify individuals qualified to serve as directors and recommend to the Board of Directors the nominees for election at the next annual meeting of shareholders subject to any contractual or other commitments of the Company. The Committee should also review each current director and recommend to the Board of Directors whether such director should stand for re-election.

      3. Conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates.

      4.    Review the candidates recommended by stockholders.

      5. Review with the Board, on an annual basis, the composition of the Board in light of independence, diversity, age, skills, experience, availability of service to the Company, tenure of its members and the Board's anticipated needs. The Committee shall review with the Board the appropriate skills and characteristics required of Board members, such as sound judgment and business specialization.

      6. The Committee shall make recommendations annually to the Board as to the independence of each director.

      7. Review and address conflicts of interest of directors and executive officers.

      8. Review annually the compensation plans for non-employee directors and make recommendations to the Board with respect thereto.

      9. Establish and recommend to the Board, and oversee the implementation of, a set of Corporate Governance Principles and principles applicable to the Company.

      10. Review from time to time the adequacy of the Corporate Governance Principles in light of broadly accepted practices of corporate governance, emerging governance issues and market and regulatory expectations and advise and make recommendations to the Board with respect to appropriate modifications.

      11. Consider corporate governance issues that arise from time to time and develop appropriate recommendations for the Board.

      12. Report regularly to the Board of Directors following each meeting, which reports shall include any recommendations the Committee deems appropriate. The report to the Board of Directors may be an oral report and may be made at any meeting of the Board of Directors.

      13. Make recommendations on the structure of Board meetings and recommend matters for consideration by the Board.

      14.   Oversee the evaluation of the Company's management.

      15. Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Company.

      16. Review annually with the Chairman and Chief Executive Officer the succession plans relating to positions held by executive officers, and make recommendations to the Board with respect to the selection of individuals to occupy those positions.

      17. The Committee shall review and recommend, as appropriate, director orientation and continuing orientation programs for members of the Board.

      18. Maintain an informed status on Company issues related to corporate social responsibility and the Company's participation and visibility as a global corporate citizen.

Nominations by Stockholders

      Director candidates may be recommended to the Committee by stockholders who meet the minimum eligibility requirements specified in Rule 14a-8 of the Securities and Exchange Act of 1934, as amended. Stockholders who wish to recommend candidates to the Committee must submit such recommendations within the timeframe established in Rule 14a-8 for submitting a stockholder proposal and must include: (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board. The Committee will consider nominating stockholder-recommended candidates who satisfy the criteria established in the Corporate Governance Principles in the same manner as candidates recommended by members of the Board.

Performance Evaluation

      The Committee shall conduct an annual self-evaluation of the performance of the Committee, including compliance with this Charter.

Committee Charter Review

      Review and reassess the adequacy of this Charter at least annually and recommend to the Board of Directors any changes that the Committee considers necessary or valuable.

                                   APPENDIX C

                                 SIX FLAGS, INC.

                      2006 STOCK OPTION AND INCENTIVE PLAN

I.    THE PLAN

      There is hereby established the 2006 Stock Option and Incentive Plan (the "Plan") for Six Flags, Inc. (the "Company"), under which options may be granted to purchase shares of the common stock of the Company, under which shares of such common stock may be granted or sold at incentive prices below the market price at the time of sale, and under which stock appreciation rights may be granted.

II.   DEFINITIONS

      As used herein, the terms set forth below shall have the following respective meanings:

      "Award" means an Employee Award or a Director Award.

      "Award Agreement" means an Employee Award Agreement or Director Award Agreement.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means Six Flags, Inc., a Delaware corporation, and its successors.

      "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

      "Director" means an individual serving as a member of the Board.

      "Director Award" means the grant of Director Options to a Non-Employee Director.

      "Director Award Agreement" means a written agreement between the Company and a Participant who is a Non-Employee Director setting forth the terms, conditions and limitations applicable to a Director Award.

      "Director Option" means a Nonqualified Stock Option granted to a Non-Employee Director.

      "Employee" means an officer or key employee of the Company or its Subsidiaries, including an officer or key employee who serves as a member of the Board.

      "Employee Award" means the grant of options, stock appreciation rights, shares or rights to purchase shares, whether granted singly, in combination or in tandem, to a Participant who is an Employee.

      "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Incentive Stock Option" means an option that is intended to comply with the requirements set forth in Section 422 of the Code.

      "Non-Employee Director" means a Director who is not an employee of the Company or any of its Subsidiaries.

      "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

      "Participant" means an Employee or Director to whom an Award has been made under the Plan.

      "Subsidiary" means a corporation so defined under Section 424(f) of the Code.

III.  AMOUNT OF STOCK

      A maximum of two million (2,000,000) shares of the Company's common stock may be issued under the Plan upon exercises of options or stock appreciation rights or upon grants or purchases at incentive prices. Such shares may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise. If any option or stock appreciation right granted under the Plan is forfeited, terminates or is cancelled for any reason before the option or stock appreciation right is exercised in full or if any shares sold under the Plan are reacquired by the Company by reason of any right to reacquire such shares established at the time the shares were initially sold or are surrendered in payment of the exercise price of an option or are withheld to satisfy all or a portion of the tax withholding obligations related to an Award, the shares previously reserved for issuance upon exercise of such option or stock appreciation right or the shares so reacquired, surrendered or withheld shall not count toward the maximum number of shares that may be issued under the Plan, as adjusted pursuant to the next paragraph, and such shares shall again be available to be issued under the Plan.

      If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number, kind and price of shares which may be issued pursuant to Awards under the Plan, such that each Award shall be for such securities, cash and/or other property as would have been received and at such exercise price or purchase price as would have been paid in respect of such shares had the shares been issued in full immediately prior to such increase, decrease, change or exchange. Such adjustment shall be made successively each time that any such increase, decrease, change or exchange is made. In addition, in the event of any such increase, decrease, change or exchange, the Committee shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan, to the other provisions of the Plan and to Awards pursuant to the Plan.

      To the extent that the aggregate fair market value of stock subject to one or more Incentive Stock Options that are first exercisable by an Employee in any calendar year under the Plan (and under all other plans of the Company and its Subsidiaries) exceeds $100,000, determined as of the time the options are granted, such options shall be treated as Nonqualified Stock Options. This limitation will be applied by taking into account options in the order in which they were granted and without taking into account Incentive Stock Options that were granted before 1987.

IV.   ADMINISTRATION

      (a) The Plan shall be administered by the Committee, which shall include not fewer than two Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting (held at a time and place determined by, and in accordance with rules adopted by, the Committee) at which a quorum is present, or actions approved in writing by a majority of the members of the Committee, shall constitute acts of the Committee.

      (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Committee shall be conclusive and binding upon all present, past and future Participants in the Plan.

      (c) The Committee may from time to time determine to which Employees and Non-Employee Directors eligible for selection as Participants in the Plan, if any, Awards shall be made under the Plan, the number of shares which may be issued in connection with each such Award, the restrictions and forfeiture provisions related to such Awards, the periods after which shares subject to an Award shall vest and after which options and stock appreciation rights may be exercised and incentive shares may be purchased, the circumstances under which such periods may be accelerated, the exercise price of options and stock appreciation rights and the purchase price of shares subject to Awards, the means of payment of such exercise price or purchase price, the means of payment of any withholding taxes related to an Award, and the extent to which any option, right or share may be transferred.

      In addition, the Committee shall have full power and discretion to establish and administer performance goals and business criteria, establish performance periods, and certify that performance goals have been attained, in each case, if and to the extent required to comply with the "qualified performance-based compensation" exception to Section 162(m) of the Code and the applicable regulations thereunder.

      (d) The Committee shall report in writing to the Secretary of the Company the names of the Employees and Non-Employee Directors selected as Participants in the Plan, and the terms and conditions of the options, stock appreciation rights or shares to be granted or sold to each of them.

V.    ELIGIBILITY FOR PARTICIPATION

      All Employees and Non-Employee Directors shall be eligible for selection as Participants in the Plan; provided, however, that Incentive Stock Options may be granted only to Employees.

VI. TERMS AND CONDITIONS OF OPTIONS, STOCK APPRECIATION RIGHTS AND SHARE GRANTS AND SALES

      The terms, conditions and vesting periods, if any, for each Award under the Plan shall be evidenced by an Employee Award Agreement or Director Award Agreement, as applicable, executed by the Company and the Participant, which shall contain the following provisions, if applicable:

      (a) The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised, the purchase price or prices per share to exercise the option, and the means of payment for the shares and for any withholding taxes imposed upon exercise of the option; provided, however, that notwithstanding any other provision of the Plan to the contrary, the term of an Incentive Stock Option shall not exceed ten (10) years, and, provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the term of such Incentive Stock Option shall not exceed five (5) years, and, provided, further, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

            (i) The purchase price of each share subject to an Option under the Plan shall be not less than one hundred percent (100%) of the fair market value of such share on the date the option is granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its Subsidiaries which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such Subsidiaries, the purchase price of each share subject to such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of such share on the date such option is granted. In determining stock ownership by an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall apply, and the Board and the Committee may rely on the representations of fact made to them by the Employee and believed by them to be true.

            (ii) The fair market value of shares of the Company's common stock on a particular date is deemed to be the average (mean) of the reported "high" and "low" sales prices of such shares on such date on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are then listed or traded. If such shares are not listed or traded on any national securities exchange, then, in each case, to the extent the Committee determines in good faith that the following prices arise out of a bona fide, established trading market for the shares, the fair market value of the shares is deemed to be:

                   A. the average of the reported "high" and "low" sales price of such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices are not reported thereon, the average of the closing bid and asked prices as so reported, or

                   B. if such prices are not reported, then the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated. In all other cases, the fair market value of the shares shall be established by the Committee in good faith.

      (b) Such terms and conditions of exercise as may be set by the Board or the Committee and specified in the Award Agreement or other grant agreement.

      (c) That an Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee or, if the Employee is disabled, by his guardian or legal representative. Award Agreements also may permit an Incentive Stock Option to be transferred to a trust, provided the Employee is considered, under
Section 671 of the Code and applicable state law, to be the sole beneficial owner of the option while it is held in trust. In the case of an Option that does not otherwise qualify as an Incentive Stock Option, Award Agreements may permit the option to be transferred to immediate family members of the Participant, trusts for their exclusive benefit or partnerships of which the Participant or such family members are the only partners.

      (d) In addition to the restrictions set forth in subsection (c) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Committee.

      (e) Such other terms and conditions not inconsistent with the Plan as may be set by the Committee, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

      (f) In the discretion of the Committee, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total market value, as of the date of surrender, equal to the excess of (i) the market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of the portion of the option that is surrendered, over (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to that number of shares. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash to the holder in an amount equal to the fair market value of such fractional share as of the date of surrender.

      (g) The Committee may, in its discretion, grant stock appreciation rights to Participants who are concurrently being granted, or previously have been granted, options under the Plan. A stock appreciation right shall be related to a particular option (either to an option previously granted or to an option granted concurrently with the stock appreciation right) and shall entitle the Participant, at such time or times as the related option is exercisable, and upon surrender of the then exercisable option, or part thereof, and exercise of the stock appreciation right, to receive payment of an amount determined pursuant to paragraph (ii) below.

      Stock appreciation rights shall be subject to the following terms and conditions, to the terms of subsection (c) above regarding transferability of Nonqualified Stock Options, and to such other terms and conditions not inconsistent with the Plan as the Committee may approve and direct:

            (i) A stock appreciation right shall be exercisable by a Participant at such time or times, and to such extent, as the option to which it relates is then exercisable; provided, however, that a stock appreciation right may be exercised for cash only during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date and, provided further, that the Committee may impose such other conditions on exercise as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any successor provision in effect at that time).

            (ii) Upon exercise of the stock appreciation right and surrender of the corresponding exercisable portion of the related option, a Participant shall be entitled to receive payment of an amount determined by multiplying:

                  A. the difference obtained by subtracting the option exercise price per share of common stock under the related option from the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right, by

                  B. the number of shares subject to the related option with respect to which the stock appreciation right is being exercised.

            (iii) Unless otherwise provided hereunder or in an Award Agreement, payment of the amount determined under the preceding paragraph (ii) above shall be made one-half in cash and one-half in shares of common stock of the Company valued at their fair market value on the date of exercise of the stock appreciation right, provided, however, that the Committee, in its sole discretion, may either require or allow the holder of the stock appreciation right to elect for the stock appreciation right to be settled solely in such shares, solely in cash, or in some other proportion of shares and cash and provided, further, that cash shall, in any event, be paid in lieu of fractional shares.

            (iv) The shares and/or cash delivered or paid to a Participant upon exercise of a stock appreciation right shall be issued or paid in consideration of services performed for the Company or for its benefit by the Participant.

      (h) The Committee may, in its discretion, grant or sell to an Employee shares of the Company's common stock, subject to such terms, conditions and vesting provisions, if any, as the Committee may prescribe.

      (i) Notwithstanding anything herein to the contrary, during the term of the Plan, no Participant may be granted shares or options or other rights to purchase, including stock appreciation rights with respect to, more than One Million (1,000,000) shares of common stock under the Plan, as adjusted pursuant to Section III above. If any option or stock appreciation right granted to a Participant under the Plan is forfeited, terminates or is cancelled for any reason before the option or stock appreciation right is exercised in full or if any shares sold to such Participant under the Plan are reacquired by the Company by reason of any right to reacquire such shares established at the time the shares were initially sold, are surrendered by a Participant in payment of the exercise price of an option or are withheld to satisfy all or a portion of the tax withholding obligations related to an Award, the shares subject to such options and stock appreciation rights and the shares so reacquired, surrendered or withheld shall count toward the maximum number of shares that may be issued to such Participant under the Plan.

VII.  PROCEEDS FROM SALES OF SHARES

      Proceeds from the sale of shares under the Plan and from the exercise of options shall be added to the general funds of the Company and may thereafter be used from time to time for such corporate purposes as the Board determines and directs.

VIII. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

      The Board may at any time amend, suspend or terminate the Plan. However, no such action by the Board may be taken without the approval of the stockholders of the Company entitled to vote thereon if such action would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares subject to the Plan (other than pursuant to Section III of the Plan), or change the provisions regarding eligibility for participation in the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any outstanding Award Agreement or other grant agreement without the consent of the holder.

IX.   PROVISIONS FOR EMPLOYEES OF SUBSIDIARIES

      In connection with an Award to an Employee of a Subsidiary, the Company may sell the shares subject to the Award to the Subsidiary which is his employer, at a price which shall be not less than the option exercise price or purchase price paid by the Employee for the shares, but which may be more, in order that the shares issued or sold to the Employee may be issued or sold directly by his employer corporation.

X.    EFFECTIVE DATE AND TERMINATION OF THE PLAN

      (a) The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by written consent of the stockholders in accordance with and only to the extent permitted by the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

      (b) If approved by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board, the Plan shall become effective on the later of the date of such stockholder approval or the date of adoption of the Plan by the Board (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of
(i) the date the Plan is adopted by the Board or (ii) the Effective Date. After termination of the Plan, no further Awards may be made under the Plan; provided, however, that such termination will not affect any options or stock appreciation rights granted or shares granted or sold prior to termination of the Plan and shall not affect the provisions of the Plan relating to such options, stock appreciation rights and shares.

XI.   MISCELLANEOUS

      (a) The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

      (b) The Plan, any options or stock appreciation rights granted or shares granted or sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

                                   APPENDIX D

                                 SIX FLAGS, INC.

                        2006 EMPLOYEE STOCK PURCHASE PLAN

   I. Purpose of the Plan

      The purpose of the Six Flags, Inc. 2006 Employee Stock Purchase Plan (the "Plan") is to provide employment incentive through a capital accumulation opportunity, link employee and stockholder interests, and provide an opportunity for employees of Six Flags, Inc. (the "Company") and its Participating Subsidiaries to purchase Common Stock through payroll deductions.

   II. Definitions

      "Board" means the Company's Board of Directors.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Change-in-Control" means the happening of any of the following:

             (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities;

             (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

             (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

      Notwithstanding the foregoing, in no event shall a "Change-in-Control" be deemed to have occurred (i) as a result of the formation of a Holding Company (as defined below), or (ii) with respect to any Employee, if such Employee is part of a "group", within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change-in-Control transaction. In addition, for purposes of the definition of "Change-in-Control" a person engaged in business as an underwriter of securities shall not be deemed to be the "beneficial owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

      "Committee" means the Board's Compensation Committee or such other committee of the Board designated by the Board to administer the Plan.

      "Common Stock" means the common shares, $.025 par value, of the Company.

      "Company" means Six Flags, Inc., a Delaware corporation.

      "Compensation" means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution.

      "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.

   "Employee" means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes and who is employed at least twenty-one (21) days prior to the Grant Date of an Offering (or such shorter period as the Company, in its sole discretion, may determine), excluding those persons who have been employed by the Company for less than two years and/or whose customary employment is 20 hours or less per week and/or whose customary employment is for five months and/or less in any calendar year.

      "Expiration Date" means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.

      "Fair Market Value" shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

      "Holding Company" means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of common stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

      "Grant Date" means the first business day of each Purchase Period of the Plan.

      "Offering" means the grant of Purchase Rights under the Plan.

      "Participating Subsidiary" means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the grant of Purchase Rights to such Subsidiary Employees pursuant to the Plan would not cause the Company to incur material adverse accounting charges.

      "Purchase Period" means the period of an Offering beginning on the Grant Date and ending on the Expiration Date.

      "Purchase Rights" means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

      "Subsidiary" means any company in an unbroken chain of companies beginning with (and including) the Company in which each company other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   III. Administration of the Plan

      The Committee shall administer the Plan. The Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and its employees.

      The Committee may in its sole discretion determine from time to time that the Company shall grant Purchase Rights under an Offering to all of the then eligible Employees, provided, however, that it shall be under no obligation to do so.

   IV. Participation in the Plan

      The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

   V. Stock

      (a) The stock subject to an Offering shall be authorized but unissued shares of Common Stock. Subject to adjustment in accordance with the provisions described under the Section VI(f) below, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 500,000 shares.

      (b) In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

   VI. Number of Shares That an Employee May Purchase.

      (a) An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

      (b) The number of whole shares of Common Stock that a participating Employee may purchase on the Expiration Date shall be determined by dividing such Employee's contributions accumulated prior to such Expiration Date and retained in such Employee's account as of the Expiration Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section VI.

      (c) Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000.

   VII.     Participation

       (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

       (b) Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Employee as provided in Section X.

   VIII. Method of Payment of Contributions

      (a) A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee's Compensation during the Offering. All payroll deductions made by a participating Employee shall be credited to his or her account under the Plan. A participating Employee may not make any additional payments into such account.

      (b) A participating Employee may discontinue his or her participation in the Plan as provided in Section X.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section VI hereof, the Company may cause a participant's payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

   IX. Exercise of Purchase Rights

      Unless a participating Employee withdraws from the Plan as provided in
Section X, his or her right to purchase whole shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account.

   X. Voluntary Withdrawals; Termination of Employment

      (a) A participating Employee may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the Expiration Date of an Offering by notifying the Company in the form and manner designated by the Company. All of the participating Employee's contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering.

      (b) Upon termination of the participating Employee's Continuous Status as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee's estate, and his or her Purchase Right will be automatically terminated.

      (c) A participating Employee's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

   XI. Terms and Conditions of Offerings

      (a)   General

         The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

      (b)   Purchase Price

   The purchase price per share will be established by the Committee for each offering but in no event will the purchase price per share be less than 95% of the Fair Market Value of a share of Common Stock on the Expiration Date.

      (c)   Term of Offerings

         Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

      (d)   Employee's Purchase Directions

      Each Offering shall provide that the participating Employee at the conclusion of the Purchase Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee's account unless such Employee shall, in the manner provided for in the Offering, notify the Company as set forth in Section X that the Employee does not desire to purchase any of such shares.

      (e)   Change-in-Control

         Upon a Change-in-Control, the Expiration Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section X, all then outstanding Purchase Rights shall be deemed to have been exercised on such Expiration Date as provided in Section IX.

      (f)   Adjustments

         In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

      (g)   Assignability

            No rights hereunder shall be assignable or transferable.

      (h)   Employee's Agreement

         If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

      (i)   Rights as a Stockholder

         An Employee who has been granted Purchase Rights hereunder shall have no rights as a stockholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

      (j)   Interest

         No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

   XII.     Term of Plan

   No new Offering will commence after May 25, 2016.

   XIII.    Amendments

      The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section XIII relating to stockholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

   XIV.     Application of Funds

      The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.

   XV.      Governing Law

      The Plan and all Offerings shall be construed in accordance with and governed by the laws of Delaware without regard to the choice of law rules thereunder.

   XVI.     Additional Restrictions of Rule 16b-3

      The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

                                 SIX FLAGS, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2006

   The undersigned hereby appoints JAMES M. COUGHLIN AND WALTER S. HAWRYLAK with full power to act without the others and with power to appoint his substitute as the undersigned's proxies to vote all shares of common stock of the undersigned in SIX FLAGS, INC. (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Waldorf=Astoria, located at 301 Park Avenue, New York, New York, 10022, on Thursday, May 25, 2006, at 9:00 a.m., E.D.T., and at any and all adjournments thereof as follows:

   The shares of common stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in item 1 and FOR the proposals in items 2, 3, 4, 5 and 6.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 25, 2006 and the Proxy Statement furnished therewith.

   The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

1. ELECTION OF DIRECTORS [ ] FOR all nominees listed below (except as marked to the contrary below)

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed below  [ ] *EXCEPTIONS

Nominees: C.E. ANDREWS, MARK JENNINGS, JACK KEMP, ROBERT MCGUIRE, PERRY ROGERS, DWIGHT SCHAR, MARK SHAPIRO, DANIEL M. SNYDER, HARVEY WEINSTEIN

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________
            ____________________________________________________________________

2. Proposal to ratify the selection of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2006. The Board of Directors recommends a vote FOR this proposal.

                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

3. Proposal to ratify the reimbursement of certain of Red Zone's expenses. The Board of Directors recommends a vote FOR this proposal.

                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

4. Proposal to approve the adoption of the Company's 2006 Stock Option and Incentive Plan. The Board of Directors recommends a vote FOR this proposal.

                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

5. Proposal to approve the adoption of the 2006 Employee Stock Purchase Plan. The Board of Directors recommends a vote FOR this proposal.

                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

6. Proposal to approve the amendment to the Company's By-Laws to permit vacancies on our Board of Directors to be filled by either the remaining Board members or stockholders. The Board of Directors recommends a vote FOR this proposal.

                     [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

7. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

---------------------------
(Date)


---------------------------
Signature


---------------------------
Signature(s) or Title

Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.